UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ARBINET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 5, 2010

Dear Arbinet Corporation Stockholder:

It is my pleasure to invite you to attend the 2010 Annual Meeting of Stockholders of Arbinet Corporation. We will hold the Annual Meeting on Thursday, June 24, 2010 at 10:00 a.m., Eastern Time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190.

The items to be considered and voted on at the Annual Meeting are described in the Notice of Annual Meeting and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed proxy card.

Whether or not you expect to attend the Annual Meeting, please vote your shares by completing, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope or vote in person at the Annual Meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Arbinet. I look forward to seeing you at the Annual Meeting on June 24, 2010.

Very truly yours,
Shawn F. O’Donnell Chief Executive Officer and President

Your vote is very important regardless of the number of shares you own. Please complete, sign, date and return the enclosed proxy card at your earliest convenience. No postage is required if mailed in the United States.

This Proxy Statement is dated April 30, 2010 and was first mailed to stockholders of Arbinet on or about May 10, 2010.

ARBINET CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 24, 2010

TO THE STOCKHOLDERS OF ARBINET CORPORATION:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Arbinet Corporation (the “Company”) will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Thursday, June 24, 2010, at 10:00 a.m., Eastern Time. At the Annual Meeting, the holders of the Company’s outstanding common stock will act upon the following matters:

1.	To elect two Class III directors, nominated by the Board of Directors, to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm, for the year ending December 31, 2010; and
3.	To consider and act upon any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Proposal No. 1 relates solely to the election of two Class III directors nominated by the Board of Directors of the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

All stockholders of record as of the close of business on May 5, 2010 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address. A form of proxy and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany and form a part of this notice.

You are requested to complete, sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

The Board of Directors of the Company recommends that stockholders vote “FOR” the election of the two Class III directors (Proposal No. 1) and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2).

By Order of the Board of Directors,
Christie A. Hill Secretary

Herndon, Virginia
May 5, 2010

YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE ANNUAL MEETING, HE, SHE OR IT MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

OUR 2009 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THE PROXY STATEMENT.

ARBINET CORPORATION

i

ii

ARBINET CORPORATION
460 Herndon Parkway, Suite 150
Herndon, Virginia 20170

PROXY STATEMENT FOR THE ARBINET CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive this Proxy Statement?

You received this Proxy Statement and the enclosed proxy card because Arbinet Corporation’s Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders and any adjournments of the Annual Meeting to be held at 10:00 a.m., Eastern Time, on Thursday, June 24, 2010 at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 24, 2010. The Proxy Statement and Annual Report to Stockholders for 2009 are available at http://arbinet.investorroom.com. These documents are also available by contacting us by email at IR@arbinet.com.

On May 10, 2010 we began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our 2009 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended December 31, 2009.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 5, 2010 are entitled to vote at the Annual Meeting. On this record date, there were 21,924,340 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of Arbinet Corporation common stock that you own entitles you to one vote.

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or withheld from all or any one of the nominees for director and whether your shares should be voted for, against or abstain with respect to the other proposal. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Registrar and Transfer Company, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the Annual Meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.
•	By mail. You will receive instructions from the record holder explaining how to vote your shares.
•	In person at the Annual Meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your bank, broker or other nominee.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and
•	“FOR” the ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2010.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	By notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	By attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked. Your most current proxy card is the one that is counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee who holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares on Proposal 2 even if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

Recent changes in regulation were made that have taken away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on Proposal 1 on your behalf.

What is a “Broker Non-Vote”?

A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Those shares will not be considered entitled to vote with respect to that matter, but will be treated as shares present for the purpose of determining the presence of a quorum.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Our Independent Registered Public Accounting Firm	The affirmative vote of a majority in voting power of the outstanding shares of common stock present or represented and voting on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Friedman LLP as our independent registered public accounting firm for the year ending December 31, 2010, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present, in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time until a quorum is present.

Attending the Annual Meeting

The Annual Meeting will be held on Thursday, June 24, 2010 at 10:00 a.m., Eastern Time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190. When you arrive at the Hyatt Regency Reston, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise stated, the following table sets forth certain information as of April 28, 2010 with respect to holdings of our common stock by (1) each person known by us to beneficially own more than 5% of the total number of shares of our common stock outstanding as of such date, (2) each of our directors and director nominees, (3) each of the executive officers named in the Summary Compensation Table on page 33 of this Proxy Statement, and (4) all of our current directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission. Unless otherwise indicated, the address for the individuals below is our corporate headquarters address.

Beneficial ownership is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 28, 2010 through the exercise of any warrant, stock option or other right. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficial Ownership		Percent of Class (1)
Holders of more than 5% of our voting securities:
Karen Singer	4,834,077	(2)	22.05%
212 Vaccaro Drive Cresskill, New Jersey 07626
Lampe, Conway & Co., LLC and related entities	2,162,423	(3)	9.86%
680 Fifth Avenue, 12th Floor New York, New York 10019
Lloyd I. Miller, III and related entities	1,654,274	(4)	7.55%
4550 Gordon Drive Naples, Florida 34102
Greywolf Advisors LLC and related entities	1,244,723	(5)	5.68%
4 Manhattanville Road, Suite 201
Purchase, New York 10577
Dimensional Fund Advisors LP	1,148,223	(6)	5.24%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746
Canton Holdings, L.L.C. and related entities	1,128,284	(7)	5.15%
570 Lexington Avenue, 40th Floor New York, New York 10022
Directors and Executive Officers:
Shawn F. O’Donnell	225,076	(8)	1.02%
Jose A. Cecin, Jr.	24,999	(9)	*
Randall Kaplan	8,332	(10)	*
Stanley C. Kreitman	63,625	(11)	*
John B. Penney	67,623	(12)	*
Robert M. Pons	8,332	(13)	*
David C. Reymann	10,415	(14)	*
Gary G. Brandt	—		*
Steven Heap	228,262	(15)	1.03%

Name and Address of Beneficial Owner	Number of Shares Beneficial Ownership		Percent of Class (1)
Dan Powdermaker	84,374	(16)	*
W. Terrell Wingfield, Jr.(17)	209,217	(17)	*
John B. Wynne, Jr.(18)	198,813	(18)	*
All directors and current executive officers as a group (11 persons)	721,038	(19)	3.19%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Our calculation of the percentage of shares beneficially owned by our directors and executive officers is based upon 21,924,340 shares of our common stock outstanding as of April 28, 2010, plus, for each listed beneficial owner, any shares of common stock that the listed beneficial owner has the right to acquire within 60 days of April 28, 2010. The percentage of shares beneficially owned by holders of 5% or more of our voting securities is based on information in the applicable filings with the Securities and Exchange Commission.
(2)	Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 25, 2010 and a Form 4 filed with the Securities and Exchange Commission on each of March 1, 2010, March 2, 2010, March 3, 2010, March 22, 2010 and March 23, 2010. Ms. Singer holds the shares indirectly as the trustee of the Singer Children’s Management Trust. Ms. Singer disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.
(3)	Based on information set forth in Amendment No. 2 to the Schedule 13D filed with the Securities and Exchange Commission under the Exchange Act on March 25, 2010. Lampe, Conway & Co., LLC (“LC&C”), as investment manager to LC Capital Master Fund, Ltd. (“LC Capital”), may be deemed to be the beneficial owner of all such shares. Steven G. Lampe and Richard F. Conway, as the sole managing members of LC&C, may be deemed to be the beneficial owners of all such shares owned by the LC&C, except to the extent of their respective pecuniary interest, if any. Each of LC Capital, LC&C, Mr. Lampe and Mr. Conway has disclaimed any beneficial ownership of any such shares.
(4)	Based on information set forth in Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act on February 4, 2010. Consists of (a) 857,247 shares of common stock held either directly by Mr. Miller or by Mr. Miller in his capacity as the manager of a limited liability company that is the general partner of a certain limited partnership and (b) 797,027 shares of common stock held by Mr. Miller in his capacity as an investment advisor to the trustee of certain family trusts with respect to which Mr. Miller has shared voting and investment power.
(5)	Based on information set forth in Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission under the Exchange Act on January 22, 2009. Consists of (a) 409,071 shares of common stock held directly by Greywolf Capital Partners II LP (“Greywolf Capital II”) and (b) 835,652 shares of common stock held by Greywolf Capital Overseas Master Fund (“Greywolf Overseas” and together with Greywolf Capital II, the “Greywolf Funds”). Greywolf Advisors LLC (the “General Partner”), as general partner to Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II. Greywolf Capital Management LP (the “Investment Manager”), as investment manager of the Greywolf Funds, may be deemed to be the beneficial owner of all such shares owned by the Greywolf Funds. Greywolf GP LLC (the “Investment Manager General Partner”), as general partner of the Investment Manager, may be deemed to be the beneficial owner of all such shares owned by the Greywolf Funds. Jonathan Savitz, as the senior managing member of the General Partner and as the sole managing member of the Investment Manager General Partner, may be deemed to be the beneficial owner of all such shares owned by the Greywolf Funds. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Mr. Savitz has disclaimed any beneficial ownership of any such shares. The address for Greywolf Overseas is Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman.
(6)	Based on information set forth in Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act on February 8, 2010. Dimensional Fund Advisors LP, an investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the shares held by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all the shares are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(7)	Based on information set forth in Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act on February 22, 2010. Consists of (a) 1,095,784 shares of common stock held by Canton Holdings, L.L.C. (“Canton”), as the investment manager to certain private investment funds, Archer Capital Management, L.P., as the general partner of Canton (“Archer” and together with Canton, the “Canton Funds”) and Joshua A. Lobel, and (b) 32,500 shares of common stock held by Eric J. Edidin. Mr. Edidin and Joshua A. Lobel, as principals of Canton, may be deemed to be the beneficial owners of all such shares owned by the Canton Funds and have the power to vote and dispose of the shares held by the Canton Funds.
(8)	Includes (a) 6,999 shares of unvested restricted stock; (b) 203,685 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010; and (c) 9,045 shares of common stock issuable upon the exercise of stock appreciation rights within 60 days of April 28, 2010.
(9)	Includes (a) 8,751 shares of unvested restricted stock; and (b) 14,999 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(10)	Includes 8,332 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(11)	Includes (a) 14,666 shares of unvested restricted stock; and (b) 40,625 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(12)	Includes (a) 13,999 shares of unvested restricted stock; and (b) 45,623 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(13)	Includes 8,332 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(14)	Includes 10,415 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(15)	Includes (a) 198,629 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010; (b) 2,110 shares of common stock issuable upon the exercise of stock appreciation rights within 60 days of April 28, 2010; and (c) 1,175 shares of unvested restricted stock.
(16)	Includes 84,374 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010.
(17)	Includes (a) 174,933 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010; (b) 3,015 shares of common stock issuable upon the exercise of stock appreciation rights within 60 days of April 28, 2010; and (c) 1,265 shares of unvested restricted stock. Mr. Wingfield’s employment was terminated effective February 28, 2010. Mr. Wingfield is our former General Counsel and Secretary.
(18)	Includes (a) 163,006 shares issuable upon the exercise of options to purchase common stock within 60 days of April 28, 2010; and (b) 2,450 shares of common stock issuable upon the exercise of stock appreciation rights within 60 days of April 28, 2010. Mr. Wynne’s employment was terminated effective November 15, 2009. Mr. Wynne is our former Chief Financial Officer.
(19)	See footnotes 8 through 16 above.

MANAGEMENT AND CORPORATE GOVERNANCE

Directors and Nominees

Set forth below is certain information with respect to our directors. The class and term of office of each director is also set forth below. This information has been provided by each director at the request of the Company. None of the directors is related to each other or any executive officer of the Company.

Name	Age	Position
Jose A. Cecin, Jr.(1)(2)	46	Chairman and Class I Director
Randall Kaplan(1)	41	Class III Director
Stanley C. Kreitman(3)	78	Class II Director
Shawn F. O’Donnell	45	Chief Executive Officer, President and Class III Director
John B. Penney(2)	45	Class I Director
Robert M. Pons(3)	53	Class II Director
David C. Reymann(1)	51	Class II Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Class I — Directors with Term Continuing until 2011

Jose A. Cecin, Jr. has served as a director since November 2008 and as Chairman of the Board of Directors since June 16, 2009. Since April 2009, Mr. Cecin has served as Executive Vice President and Chief Operating Officer of RCN Corporation, a competitive broadband telecommunications services company. From August 2008 to September 2009, Mr. Cecin served as President and founder of Lumina Advisors, a strategy, operations and corporate development advisory company. From April 2003 to August 2008, Mr. Cecin was Managing Director and group head of the Communications Investment Banking practice at BB&T Capital Markets, the investment banking division of BB&T Corporation. In 1999, Mr. Cecin co-founded Cambrian Communications, LLC, a facilities-based telecommunications service provider, where he served as Chief Operating Officer and a director. On September 22, 2002, Cambrian Communications, LLC filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Cecin is currently a director of RCN Corporation. From April 2008 to March 2010, he served as a director of SkyTerra Communications, a satellite services company, and from May 2004 to November 2007 he served as a director of Neon Group, Inc. From 1992 to 1996, Mr. Cecin served in several management positions at Bell Atlantic Corporation (now known as Verizon). He previously served as an officer in the United States Army’s 25th Infantry Division. Mr. Cecin received a B.S. degree in Electrical Engineering from the United States Military Academy at West Point and an M.B.A. from Stanford University.

The Board of Directors has determined that Mr. Cecin should serve as a director of the Company based upon his more than 23 years of leadership and management experience and strong focus on telecommunications operations, finance and corporate development.

John B. Penney has served as a director since November 2006. Since March 2010, Mr. Penney has served as Executive Vice President, Strategy & Business Development for Starz, LLC, a public media company majority owned by Liberty Media of Englewood, Colorado. Prior to joining Starz and from September 2008, Mr. Penney served as President of Foresee Entertainment where he oversaw operations and the planning and development of strategy and partnership efforts for this media and entertainment company. From September 2007 to September 2008, Mr. Penney served as head of global media strategy for IMG, an international leader in sports, entertainment and media businesses. From April 2007 to July 2007, Mr. Penney served as Senior Vice President — Advertising Supported Broadband Channels for HBO, Inc., a subsidiary of Time Warner Inc., a media and entertainment company. Prior to that, from July 2005 to April 2007, Mr. Penney served as Senior Vice President — Business Development for HBO, Inc. From November 2004 to July 2005, he served as Executive Director, Business Development for SBC, Inc. (now AT&T), a communications company. From January 2004 to July 2005, he served as Vice President — Business Development for HBO, Inc. From November 2001 to December 2003, he served as Executive Vice President, Licensing &

Business Development for ACTV, Inc. (now a division of OpenTV), a provider of advanced digital television solutions, and from November 2001 to December 2003, he served as President of Media Online Services, Inc., a subsidiary of ACTV, Inc., a digital media company. Mr. Penney received a B.A. degree from Wesleyan University and a Masters in Public Policy & Administration from Columbia University.

The Board of Directors has determined that Mr. Penney should serve as a director of the Company based upon his experiences as an executive in the media industry and his knowledge regarding strategy and business development.

Class II — Directors with Term Continuing until 2012

Stanley C. Kreitman has served as a director since July 2007. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, LLC, an investment banking company. In addition, since 2001, he has served as Senior Advisor of the advisory board to Signature Bank. From 1975 until his retirement in 1994, Mr. Kreitman was President of United States Banknote Corporation, a securities printing company. Mr. Kreitman serves as a member of the board of directors of CapLease, Inc. (previously Capital Lease Funding), a real estate investment trust, CCA Industries, Inc., a health and beauty aid company, and Medallion Financial Corp., a finance company. He also serves as Chairman of the New York Board of Corrections and is a trustee of North Shore Long Island Jewish Hospital. Mr. Kreitman received a B.S. degree from New York University and an honorary doctorate of laws from the New York Institute of Technology.

The Board of Directors has determined that Mr. Kreitman should serve as a director of the Company based upon his experience in the investment banking industry.

Robert M. Pons has served as a director since April 2009. Since January 2008, Mr. Pons has served as Senior Vice President of Capital Markets for TMNG Global, a provider of strategy, management and technical consulting services to the global telecommunications industry. From January 2003 to April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a mobile virtual network operator. From March 1999 to April 2002, Mr. Pons served as President and Chief Operating Officer of FreedomPay Inc., a cashless retail payment system. Mr. Pons also serves on the board of directors of LiveWire Mobile, Inc., a leading provider of managed personalization services for mobile operators and subscribers, where he serves as a member of their compensation committee, and on the board of directors of Network-1 Security Solutions Inc., an acquirer, developer and licensor of intellectual property. Mr. Pons received a B.A. degree from Rowan University.

The Board of Directors has determined that Mr. Pons should serve as a director of the Company based upon his leadership experience as an executive in the telecommunications industry and his knowledge regarding intellectual property matters.

David C. Reymann has served as a director since January 2009. Since January 2010, Mr. Reymann has served as the Chief Financial Officer for Drop Test International, LLC, a risk management solutions company. From August 2007 to December 2009, Mr. Reymann served as Chief Financial Officer of Critical Response Networks, LLC, a provider of disaster relief housing solutions. From June 1998 to December 2006, Mr. Reymann served as Chief Financial Officer of Aether Systems, Inc., a wireless solutions provider. Mr. Reymann also serves on the board of directors of Avatech Solutions, Inc., a design, engineering and facilities management company, where he serves as chairman of the audit committee, and is a director of The Believe in Tomorrow Foundation. Mr. Reymann received a B.A. degree in Accounting from The University of Baltimore and is a Certified Public Accountant.

The Board of Directors has determined that Mr. Reymann should serve as a director of the Company based upon his leadership experience as an executive in the telecommunications industry and his financial and risk management skills.

Class III — Director Nominees with Term Continuing until 2013

Randall Kaplan has served as a director since June 2009. Mr. Kaplan is the President and Chief Executive Officer of PBK Management Company, Inc., d/b/a JUMP Investors, an investment firm he founded that specializes in real estate, private equity, hedge funds and venture capital. In 1999, Mr. Kaplan co-founded Akamai Technologies, Inc., the leader in powering rich media, dynamic transactions and enterprise applications online. Prior to co-founding Akamai, Mr. Kaplan was a Managing Director at SunAmerica Inc., where he specialized in mergers and acquisitions while serving in an Assistant to the Chairman capacity. For the past 11 years, Mr. Kaplan has been a member of the Northwestern Law Board and has served on the Dean’s Advisory Council of the University of Michigan’s College of Arts, Sciences and Literature. Mr. Kaplan earned a B.A. degree from the University of Michigan, where he was elected to Phi Beta Kappa during his junior year and graduated with Highest Distinction. Mr. Kaplan graduated with honors from Northwestern University School of Law, and in 2006 received the school’s first Distinguished Entrepreneur Award.

The Board of Directors has determined that Mr. Kaplan should serve as a director of the Company based upon his more than 13 years of financial and technology experience.

Shawn F. O’Donnell has served as a director since July 2007. Since September 2008, Mr. O’Donnell has served as our Chief Executive Officer and President. From April 2007 until September 2008, Mr. O’Donnell served as a Senior Director at the consulting firm CXO, which specializes in management and operational consulting. From March 2003 through December 2006, Mr. O’Donnell was a member of Capital and Technology Advisors, a consulting firm specializing in the telecommunications and technology sectors, serving as Chief Operating Officer from July 2005 through December 2006. Previously, Mr. O’Donnell was Executive Vice President of Network Services and Systems at PathNet Telecommunications, Inc., a wholesale telecommunications carrier, from August 1999 to August 2001. On April 2, 2001, PathNet Telecommunications, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to that, Mr. O’Donnell held several positions at MCI Telecommunications Corporation, a communications service provider, including Director of Transmission and Facility Standards and Engineering. Mr. O’Donnell served on the boards of directors of Terrestar Networks, Inc. and Mobile Satellite Ventures, LP from 2004 through 2006. He is currently a member of the board of directors of Shared Technologies Inc., a total solutions provider specializing in voice, data and converged technologies. He received a B.S. degree in Electrical Engineering from Pennsylvania State University and a Masters in Electrical Engineering from Virginia Polytechnic University.

The Board of Directors has determined that Mr. O’Donnell should serve as a director of the Company based upon his role as the Chief Executive Officer and President of the Company and his experiences in the telecommunications and technology industries.

Committees of the Board of Directors and Meetings

Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by our Board.

In connection with the appointment of Mr. Reymann as a member of our Board on January 29, 2009, we increased the number of the members of our Board from eight to nine. In connection with the resignation of Alex Mashinsky as a director on March 1, 2009, we reduced the number of the members of our Board from nine to eight. On April 9, 2009, we increased the number of the members of our Board from eight to nine and appointed Mr. Pons as a member of our Board. On April 9, 2009, Michael J. Ruane resigned from our Board, and we reduced the number of the members of our Board from nine to eight. On June 16, 2009, we increased the number of the members of our Board from eight to nine and appointed Mr. Kaplan as a member of our Board. Also, William M. Freeman and Jill Thoerle resigned from our Board on February 11, 2010 and February 12, 2010, respectively, and we reduced the number of the members of our Board from nine to seven. As of the date of this Proxy Statement, we currently have seven members of our Board.

During 2009, our Board held 12 meetings, our Audit Committee held six meetings, our Compensation Committee held six meetings and our Nominating and Corporate Governance Committee held two meetings. During 2009, each director attended at least 75% of the aggregate number of meetings of our Board and of the Board committee or committees on which he or she served during the period for which he or she was a director, except for Mr. Mashinsky who attended only 50% of the Board meetings held in 2009 prior to his resignation from the Board on March 1, 2009. It is the policy of our Board that all directors attend the Annual Meeting of Stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All of our directors attended the 2009 Annual Meeting of Stockholders except for Ms. Thoerle and Mr. Pons.

Audit Committee.  As of the end of fiscal year 2009, the members of our Audit Committee were Messrs. Cecin, Kaplan and Reymann. Mr. Cecin joined our Audit Committee in November 2008, Mr. Reymann joined our Audit Committee in January 2009 and Mr. Kaplan joined our Audit Committee in June 2009. Mr. Ruane served as our Audit Committee Chairman until his resignation from our Board in April 2009, at which time Mr. Reymann was appointed as our Audit Committee Chairman. Ms. Thoerle resigned from our Audit Committee in April 2009. Each of Messrs. Cecin, Kaplan and Reymann, the current members of our Audit Committee, is considered “independent” within the meaning of the rules of the NASDAQ Global Market (“NASDAQ”) and the rules promulgated by the Securities and Exchange Commission. In addition, each of Mr. Ruane and Ms. Thoerle was also considered “independent” while serving on our Audit Committee prior to his or her resignation in April 2009. The Board has determined that Mr. Reymann is an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K.

The NASDAQ rules require us to have an Audit Committee of at least three members, each of whom must be considered “independent” within the meaning of the NASDAQ rules and the rules under the Exchange Act. As a result of Ms. Thoerle’s resignation from our Audit Committee on April 23, 2009, our Audit Committee consisted of two members, Messrs. Reymann and Cecin, each of whom is considered “independent” within the meaning of the NASDAQ rules. Pursuant to the NASDAQ rules we were required to appoint a third member to our Audit Committee that is considered “independent” by October 20, 2009. Upon the appointment of Mr. Kaplan to our Audit Committee in June 2009, we regained compliance with these NASDAQ rules.

Our Audit Committee assists our Board in its oversight of our financial reporting and accounting processes. Management has the responsibility for the preparation, presentation and integrity of the financial statements and the reporting processes, including the system of internal controls. Our independent registered public accounting firm is responsible for auditing our annual financial statements and reviewing our unaudited interim financial statements. In this context, the oversight function of our Audit Committee includes:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;
•	reviewing the performance of our independent registered public accounting firm and monitoring the independent registered public accounting firm’s qualifications and independence;
•	reviewing and discussing with management and our independent registered public accounting firm the Company’s audited financial statements, including all critical accounting policies and practices;
•	reviewing other financial disclosures, including interim financial information;
•	discussing the Company’s earnings press releases, financial information and earnings guidance;
•	reviewing our compliance with legal and regulatory requirements; and
•	preparing the report required to be included in our proxy statements in accordance with Securities and Exchange Commission rules and regulations.

A copy of the Audit Committee’s written charter is publicly available on our website at www.arbinet.com.

Our Audit Committee’s report on our audited financial statements for the fiscal year ended December 31, 2009 appears on page 53 of this Proxy Statement.

Compensation Committee.  As of the end of fiscal year 2009, the members of our Compensation Committee were Mr. Penney, our Compensation Committee Chairman, and Mr. Cecin. During a portion of fiscal year 2009, Ms. Thoerle also served on our Compensation Committee. Ms. Thoerle joined our Compensation Committee in October 2008 and served until her resignation from our Compensation Committee in April 2009. Each of Messrs. Penney and Cecin, the current members of our Compensation Committee, is considered “independent” within the meaning of the NASDAQ rules and the rules promulgated by the Securities and Exchange Commission. In addition, Ms. Thoerle was also considered “independent” while serving on our Compensation Committee prior to her resignation in April 2009.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our executive officers and other employees;
•	establishing compensation arrangements and incentive goals for our executive officers and administering compensation plans;
•	reviewing the performance of our executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate based upon performance; and
•	preparing our report on executive compensation for inclusion in our proxy statements in accordance with Securities and Exchange Commission rules and regulations.

Our Compensation Committee also administers our 2004 Stock Incentive Plan, as amended (the “2004 Plan”). Our Compensation Committee’s report on executive compensation appears on page 32 of this Proxy Statement.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.arbinet.com.

Nominating and Corporate Governance Committee.  As of the end of fiscal year 2009, the members of our Nominating and Corporate Governance Committee were Messrs. Kreitman and Pons. Mr. Ruane served on our Nominating and Corporate Governance Committee until his resignation from our Board in April 2009, at which time Mr. Pons joined our Nominating and Corporate Governance Committee. Mr. Kreitman serves as our Nominating and Corporate Governance Committee Chairman. Each of Messrs. Kreitman and Pons, the current members of our Nominating and Corporate Governance Committee, is considered “independent” within the meaning of the NASDAQ rules and the rules promulgated by the Securities and Exchange Commission. In addition, Mr. Ruane was also considered “independent” while serving on our Nominating and Corporate Governance Committee prior to his resignation in April 2009.

Our Nominating and Corporate Governance Committee assists our Board in:

•	identifying individuals qualified to serve as directors, recommending to our Board the director nominees for the Annual Meeting of Stockholders and recommending to our Board individuals to fill vacancies on our Board;
•	recommending to our Board the responsibilities of each Board committee, the structure and operation of each Board committee and the director nominees for assignment to each Board committee;
•	overseeing our Board’s annual evaluation of its performance and the performance of other Board committees; and
•	periodically reviewing corporate governance guidelines applicable to us.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.arbinet.com.

Our Board of Directors has adopted Corporate Governance Guidelines, which are publicly available on our website at www.arbinet.com.

Director Candidates

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, whether proposed by a stockholder or any other party, our Nominating and Corporate Governance Committee will apply the criteria contained in its charter. These criteria include a reputation for integrity, honesty and adherence to high ethical standards, the candidate’s business acumen, experience and ability to exercise sound judgments in matters that relate to the objectives of the Company and ability to contribute positively to the decision-making process of the Company, understanding of the Company and its industry, understanding conflicting interests of the various constituencies of the Company, possible conflicts of interest and diversity. For more information on the criteria considered by our Nominating and Corporate Governance Committee, see our Nominating and Corporate Governance Committee’s Charter, which is publicly available on our website at www.arbinet.com. We believe that the backgrounds and qualifications of our directors as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2011 Annual Meeting of Stockholders, it must follow the procedures described below under the heading “Stockholder Proposals to be Presented at the Next Annual Meeting.”

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee and Board of Directors’ priority in selecting members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

Our Nominating and Corporate Governance Committee recommended that Messrs. Kaplan and O’Donnell each be nominated for election as Class III directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Director Independence

We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. Our Board determined that each of the following individuals that was serving on our Board as of the end of fiscal year 2009, constituting six of our nine directors at that time, was an “independent director” as such term is defined in the NASDAQ rules and the rules promulgated by the Securities and Exchange Commission: Messrs. Cecin, Kaplan, Kreitman, Penney, Pons and Reymann.

Independent directors of the Company meet in executive sessions outside the presence of management. Currently, the presiding director for these meetings is our Chairman, Mr. Cecin.

Board Leadership Structure

Mr. Cecin serves as the Chairman of our Board of Directors, and Mr. O’Donnell serves as our President and Chief Executive Officer. Mr. Cecin is an independent director under the definition promulgated by the NASDAQ and the Securities and Exchange Commission, and we believe that it is preferable for one of our independent directors to serve as Chairman of the Board of Directors. We also believe that this structure is the most effective structure for us and our stockholders at this time because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board of Directors to express its views on management and (iii) allows the Chairman to focus on stockholder interests and corporate governance while providing Mr. O’Donnell with the ability to focus his attention on managing our day-to-day operations. As Mr. Cecin has significant telecommunication industry experience, he is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Management is responsible for managing the risks that we face. The Board is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks faced by the Company and our approach to mitigation and determines what constitutes an appropriate level of risk for us.

While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility.

The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, the Nominating and Corporate Governance Committee reviews governance-related risks and the Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Stockholder Communications to the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to our Board as a whole should send such communications to the attention of our Chairman of the Board via U.S. Mail (including courier or expedited delivery service) to Arbinet Corporation, 460 Herndon Parkway, Suite 150, Herndon, Virginia 20170 or by facsimile at (703) 650-4295.

Stockholders who wish to send communications on any topic to an individual director in his capacity as a member of our Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to Arbinet Corporation, 460 Herndon Parkway, Suite 150, Herndon, Virginia 20170 or by facsimile at (703) 650-4295.

Communications that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Shawn F. O’Donnell	45	Chief Executive Officer, President and Director	September 2008
Gary G. Brandt	51	Chief Financial Officer	October 2009
Steven Heap	59	Chief Technology Officer	March 2004
Christie A. Hill	48	General Counsel and Secretary	February 2010
Dan Powdermaker	46	Senior Vice President of Sales and Marketing	December 2008

Shawn F. O’Donnell see “Management and Corporate Governance — Class III — Director Nominees with Term Continuing until 2013 — Shawn F. O’Donnell”.

Gary G. Brandt has been our Chief Financial Officer since October 2009. From April 2008 to September 2009, Mr. Brandt served as Chief Executive Officer of Stirling Power, LLC, a private renewable energy solutions firm. From February 2007 to January 2008, Mr. Brandt served as Chief Executive Officer of Solomon Technologies, Inc., a publicly traded power supply and electric drive technology company. From December 2005 through February 2007, Mr. Brandt was the Vice President of Corporate Development at SatCon Technology Corporation, a publicly traded renewable energy technology company. Prior to that, beginning in 2001, Mr. Brandt served as Chief Financial Officer of Hydrogenics Corporation, a publicly traded renewable energy company based in Toronto. From 1985 to 2001, Mr. Brandt held variety of senior finance roles within the telecommunications sector, including @Link Networks, MCI and Nortel. He received a Bachelor of Commerce degree with Honors from Queen’s University in Kingston, Ontario and a Masters in Business Administration from York University in Toronto, Ontario.

Steven Heap has been our Chief Technology Officer since March 2004. From August 2003 to September 2003, Mr. Heap served as Chief Operating Officer and Chief Technology Officer for ePHONE, a VoIP service provider. From November 2000 to July 2002, Mr. Heap was Senior Vice President and Chief Network Officer for the Internet backbone company, Aleron, Inc. Prior to November 2000, Mr. Heap held senior executive positions at Teleglobe, Inc., Concert Communications, and British Telecom. Mr. Heap graduated with Honors in Physics from Imperial College, University of London in 1972.

Christie A. Hill has been our General Counsel and Secretary since February 2010. Prior to that, and since October 2009, Ms. Hill served in the U.S. Department of Treasury as an oversight liaison executive responsible for enhancing transparency with respect to the Troubled Asset Relief Program (TARP). Prior to that, from August 2005 through June 2008, Ms. Hill served as Corporate Secretary and Chief Ethics Officer of Sprint Nextel Corporation, managing the governance and ethics functions of the company. From 1998 through August 2005, Ms. Hill served in a number of positions of increasing authority at Nextel Communications, Inc., including Vice President, Corporate Responsibility and Corporate Secretary. Prior to her work at Nextel, Ms. Hill served as counsel at Honda of America from 1992 to 1998, providing legal advice and counsel on general corporate and transactional matters, and began her legal career at Jones Day in the firm’s mergers and acquisition practice. Ms. Hill received a B.A. degree in political science from Ohio State University and a J.D. with Honors from Ohio State University College of Law.

Dan Powdermaker has been our Senior Vice President of Sales and Marketing since December 2008. From August 1997 to October 2007, Mr. Powdermaker served in various roles with iBasis, Inc., an international voice carrier; from March 2003 to October 2007 he served as Senior Vice President, Worldwide Sales; from January 2000 to March 2003 he served as Vice President, Europe, Middle East & Africa; from April 1998 to January 2000 he served as Vice President, Asia Pacific; and from August 1997 to April 1998 he served as Director, Business Development. Prior to joining iBasis, Mr. Powdermaker was in sales management at AT&T Global Services., a telecommunications company. Mr. Powdermaker received an A.B. in Political Science from Boston College, an M.B.A. from the University of Chicago’s Graduate School of Business and an M.A. in Latin American Studies from the University of Chicago’s School of Social Science. He is also a graduate of Harvard’s Advanced Management Program.

COMPENSATION DISCUSSION AND ANALYSIS

Among its various functions, our Compensation Committee establishes and reviews the compensation programs for our executive officers and ensures that our compensation program is fair, reasonable and competitive.

Compensation Philosophy and Objectives

Our success is highly dependent on hiring, developing and retaining qualified people who are motivated to perform for the benefit of our stockholders. The fundamental objectives of our executive compensation philosophy are to ensure that our executives are provided appropriate base salary and incentives and compensated in a way that advances both the short- and long-term interests of our stockholders while also ensuring that we are able to retain and attract highly skilled executive talent. We believe that an effective executive compensation program must be designed to reward the achievement of specific annual, long-term and strategic goals, and align our executive officers’ interests with the interests of our stockholders, with the ultimate objective of enhancing stockholder value.

Our compensation programs place emphasis on (1) attracting and retaining the best talent in the telecommunications, exchange and high technology industries; (2) providing overall compensation for key executives that is competitive with our peer group and the broader telecommunications marketplace; (3) motivating executives to achieve the goals set in our strategic plan; and (4) enhancing stockholder value. We believe that compensation packages provided to our executives, including our named executive officers listed in this Proxy Statement, should include both cash and stock-based compensation that reward performance as measured against established goals. Accordingly, our executive compensation program consists of the following three key components: base salary, cash bonus and equity grants in the form of stock options, restricted stock, restricted stock units, stock appreciation rights and performance-based shares, with an emphasis on incentive compensation rather than base salary. Our executives are also eligible to participate in employee benefit and retirement plans offered by us, which currently include a 401(k) plan and health care and other insurance programs. The benefit programs available to executives are the same as those available to all other eligible employees.

Compensation Process

Since 2005, our Compensation Committee has engaged an independent compensation consulting firm, Aon/Radford Surveys + Consulting, a business unit of Aon Consulting (“Aon Consulting”), to assist in the review of our compensation philosophy and objectives, as well as the design and implementation of compensation programs that advance both the short- and long-term interests of our stockholders while also ensuring that we are able to retain and attract highly skilled executive talent. Aon Consulting serves as a consultant at the discretion of our Compensation Committee, which has sole discretion to engage or terminate Aon Consulting or other advisors.

Aon Consulting reviews our compensation programs and provides us with an analysis of base salary, short-term incentive compensation, long-term incentive compensation and benefit practices relative to our then current peer group of companies, which are selected based on industry focus, revenue levels, number of employees and market value, across the telecommunications, exchange and high technology industries.

The peer group used by our Compensation Committee for its review of our 2009 compensation programs consisted of the following companies (the “2009 Peer Group”):

BGC Partners, Inc.	MarketAxess Holdings Inc.
Cbeyond, Inc.	NeuStar, Inc.
Equinix, Inc.	Neutral Tandem, Inc.
Fairpoint Communications, Inc.	SBA Communications Corporation
iBasis, Inc.	Surewest Communications, Inc.
Internap Network Services Corporation	Syniverse Holdings Inc.
iPass, Inc.	TNS Inc.
J2 Global Communications, Inc.

We made only one change in the 2009 Peer Group from the peer group used by our Compensation Committee for its review of our 2008 compensation programs. We removed one company — InPhonic, Inc. —  because it had become insolvent, and we replaced it with MarketAxess Holdings Inc.

In relation to the 2009 Peer Group, as of the date of Aon Consulting’s analysis, our Company was above the 75th percentile for gross revenue and below the 25th percentile in market value and number of employees.

Because a peer group analysis is limited to those positions for which compensation information is disclosed publicly, these studies typically include only the five most highly compensated officers at each company. Therefore, in connection with our Compensation Committee’s review of our 2009 compensation programs, Aon Consulting also relied upon its own survey, the Radford Executive Compensation Survey, as well as the Mercer U.S. Executive Compensation Survey, which are each published compensation surveys. These surveys were chosen because of their industry focus and their inclusion of compensation information for executive officers not included in the proxy statement data for the 2009 Peer Group. In addition, Aon Consulting recommended that, for purposes of its review of the supplemental information in the Radford Executive Compensation Survey, it would review information for companies with between $40 million and $500 million in revenue and fewer than 1,000 employees.

In the fall of 2009, Aon Consulting, at the request of our Compensation Committee and in preparation for its review of our 2010 compensation programs, evaluated the 2009 Peer Group to ensure that the companies included were still comparable to our Company based upon industry focus, revenue levels, number of employees and market value. Following this evaluation, Aon Consulting recommended removing two companies —  BGC Partners, Inc. and Equinix, Inc. — from the 2009 Peer Group that were significantly larger (in terms of revenue, market value and number of employees) than our Company. Aon Consulting also recommended removing one company — Fairpoint Communications, Inc. — from the 2009 Peer Group because it had filed for Chapter 11 bankruptcy protection, and adding four companies — OpenWave Systems, Inc., Synchronoss Technologies, Inc., OpenTV Corp. and BigBand Networks, Inc. (as amended, the “2010 Peer Group”) — to replace those companies removed from the 2009 Peer Group. In addition, Aon Consulting recommended that, for purposes of its review of the supplemental information in the Radford High Technology Executive TDC Survey, it would review information for companies in the transactional software, Internet and telecommunication industry with between $50 million and $500 million in revenue. Aon Consulting also relied upon the Radford Executive Compensation Survey, as well as the Mercer U.S. Executive Compensation Survey and the Watson Wyatt Industry Report on Top Management Compensation, which are each published compensation surveys. All of these surveys were chosen because of their industry focus and their inclusion of compensation information for executive officers not provided in the proxy statement data for the 2010 Peer Group. For the Radford Executive Compensation Survey, Aon Consulting reviewed companies with between $200 million and $1 billion in revenue, for the Mercer U.S. Executive Compensation Survey, Aon Consulting reviewed companies with between $500 million and $1 billion in revenue and for the Watson Wyatt Industry Report on Top Management Compensation, Aon Consulting reviewed companies with between $250 million and $1 billion in revenue.

Our total compensation and each of the three components of our compensation package is generally targeted at the 50th percentile of the peer group companies for the applicable year for each position. As would be expected, specific pay positioning varies by executive. Differences may reflect individual roles, performance, experience and leadership ability. Compensation may also vary annually due to corporate performance and/or economic conditions.

In determining compensation opportunities for our Chief Executive Officer, our three components of compensation and total compensation is compared to Aon Consulting’s analysis, compensation survey data and the assessment of our Chief Executive Officer’s performance by our Compensation Committee. In determining compensation opportunities for our other executives, our three components of compensation and total compensation is compared to Aon Consulting’s analysis, compensation survey data and the assessment of the executive’s performance by our Chief Executive Officer. Our Compensation Committee reports all compensation decisions and actions to our Board.

In addition, as part of the annual review of our compensation programs for both 2009 and 2010, our Compensation Committee and management considered how the unprecedented global economic events have impacted our results and outlook as well as the impact on our share price. With lower performance in 2009 due to, among other things, economic conditions and the overall economic decline, we continue to believe that executive compensation must not only be reflective of those conditions but also set the standard and tone for all employees. This analysis discusses both decisions made for the 2009 fiscal year as well as actions taken in early 2010 based on the economic decline. These 2010 considerations are addressed within the subsequent sections to which they relate.

Setting Executive Compensation

To achieve our compensation objectives, our Compensation Committee has structured our three components of compensation to motivate executives to achieve the business goals set by us and reward executives for achieving such goals. Our Compensation Committee, which is comprised solely of independent directors who met the independence requirements of NASDAQ and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), make all decisions regarding the compensation of our executives, including our named executive officers. Our Chief Executive Officer and Vice President of Human Resources review and discuss with Aon Consulting its analysis and compensation survey data for the other named executive officers and prepare an analysis for our Compensation Committee recommending each element of the compensation to be paid to the other named executive officers. Our Compensation Committee, however, has final approval over all compensation decisions and may accept or adjust such recommendations as it determines in the best interests of the Company and our stockholders.

Our Chief Executive Officer, Vice President of Human Resources and Aon Consulting each provide advice, analysis and recommendations to our Compensation Committee.

Elements of Executive Compensation

Our compensation program consists of three key components:

•	Annual base salary;
•	Performance-based annual short-term incentive compensation, typically made in the form of cash bonuses; and
•	Periodic awards of long-term stock-based compensation, such as stock options, restricted stock, restricted stock units, stock appreciation rights and performance-based shares.

Each element of compensation is chosen in order to attract and retain the necessary executive talent and to reward corporate performance by creating a balanced focus on shorter-term corporate performance and providing incentives for the attainment of long-term strategic goals and enhancing stockholder value. Generally, each element of compensation is targeted at the 50th percentile of the peer group companies for the applicable year for each position.

Base Salary

Base salaries are intended to provide a fixed amount of compensation for an executive’s regular work and are set at market levels deemed appropriate by our Compensation Committee. Our base salary determinations principally reflect the skills and performance level of individual executives, our needs and the pay practices of comparable public companies, including, for 2009, the 2009 Peer Group. It is not our policy to pay our executive officers the highest base salary. Instead, we target executive base salaries conservatively at or within a mid-point range relative to an appropriate set of peers. We believe this policy sets a prudent and fiscally responsible tone for our overall base salary compensation program while still enabling us to attract and retain employees who can contribute to our long-term success.

Base salaries for all executives, including our named executive officers, are determined by our Compensation Committee. In reviewing our executives’ base salaries, our Compensation Committee primarily considers:

•	Aon Consulting’s analysis and compensation survey data as well as proxy statement data for the 2009 Peer Group;
•	The recent performance of the executive and our Compensation Committee’s expectations for the position itself;
•	For our named executive officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations; and
•	Our recent and expected overall performance.

For 2009, our Compensation Committee generally targeted a base salary for each of our named executive officers at a mid-point range in relation to the 2009 Peer Group. Our Compensation Committee selected the mid-point as the appropriate point of comparison because we have moderately conservative compensation practices and want to balance our goals of retaining and rewarding our executives and serving our stockholders’ interests by not being a compensation leader.

In reviewing the base salary to be paid to Mr. O’Donnell for 2009, our Compensation Committee considered Mr. O’Donnell’s 2008 base salary relative to the 2009 Peer Group as well as our overall performance in 2008, including the decline in our revenue, the deteriorating global economic condition and our policy to not pay our executive officers the highest base salary within the 2009 Peer Group. Based on these considerations, the Compensation Committee decided not to make any adjustments to Mr. O’Donnell’s base salary of $340,000 for 2009, set forth below, which was below the market 25th percentile for the 2009 Peer Group.

In reviewing the base salaries to be paid to Messrs. Heap, Wingfield and Wynne for 2009, our Compensation Committee began by considering Mr. O’Donnell’s recommendations and analyzing the compensation practices of the 2009 Peer Group. Since each of Messrs. Heap, Wingfield and Wynne’s base salary for 2008 was within the mid-point range for the 2009 Peer Group, and in light of our overall performance in 2008, the Compensation Committee decided not to make any adjustments to the base salaries of Messrs. Heap, Wingfield and Wynne for 2009, set forth below.

In reviewing the base salary to be paid to Mr. Powdermaker for 2009, our Compensation Committee began by considering Mr. O’Donnell’s recommendations and analyzing the compensation practices of the 2009 Peer Group. Mr. Powdermaker’s initial base salary, set in December 2008 upon his commencement of employment, was between the 25th and 50th percentile for the 2009 Peer Group. In light of Mr. Powdermaker’s recent start date, the Compensation Committee decided not to make any adjustments to the base salary of Mr. Powdermaker for 2009, set forth below.

In setting the base salary to be paid to Mr. Brandt for 2009 upon his hiring as our Chief Financial Officer in October 2009, our Board began by considering Mr. O’Donnell’s recommendation and the base salary for Mr. Wynne, our former Chief Financial Officer who Mr. Brandt succeeded, and analyzing the compensation practices of the 2009 Peer Group. Mr. Brandt’s base salary for 2009, set forth below, was between the 25th and 50th percentile for the 2009 Peer Group.

Name	2009 Base Salary
Shawn F. O’Donnell	$340,000
Gary G. Brandt(1)	$260,000
Steven Heap	$255,000
Dan Powdermaker	$250,000
W. Terrell Wingfield, Jr.	$250,000
John B. Wynne, Jr.(2)	$275,000

(1)	Mr. Brandt was hired as our Chief Financial Officer on October 1, 2009 and was paid his pro rata share of his base salary in 2009.
(2)	Mr. Wynne was terminated without cause effective as of November 15, 2009 and was paid his pro rata share of his base salary in 2009, excluding severance payments made to him in connection with his termination without cause, which are included in the Summary Compensation Table and discussed in the section entitled “Executive Compensation — Potential Payments upon Termination or Change in Control” later in this Proxy Statement.

In connection with its review of base salaries for 2010, our Compensation Committee considered that Mr. O’Donnell’s 2009 base salary is below the 25th percentile for the 2010 Peer Group and that the 2009 base salary for each of Messrs. Brandt, Heap and Powdermaker was at the 50th percentile for the 2010 Peer Group. Our Compensation Committee also considered our overall performance in 2009, including the decline in our revenue, the deteriorating global economic condition and our policy to not pay our executive officers the highest base salary. Based on these factors, our Compensation Committee decided not to make any adjustments to the base salaries for our executive officers for 2010.

Short Term Incentive Compensation

Our annual Short Term Cash Incentive Bonus Plan (the “Bonus Plan”) is designed to motivate and reward eligible employees for their contributions by making a significant portion of their cash compensation dependent upon Company performance. The Bonus Plan establishes the terms under which annual cash bonus compensation will be paid to our eligible employees, including all of our named executive officers. Cash bonuses effectively link individual contributions to overall business performance and encourage executives to increase stockholder value in both the short- and long-term. The amount of cash incentive bonus payments to be awarded to all employees, including our named executive officers, depends upon the achievement of corporate performance objectives, which, historically, have been in the key areas of net revenue and net income.

For our named executive officers, other than our Chief Executive Officer, at the beginning of each year, our corporate performance objectives are recommended by our Chief Executive Officer and reviewed and approved by our Compensation Committee. Similarly, shortly after the end of each year, the amount of the actual bonus award for our named executive officers, other than our Chief Executive Officer, is recommended by our Chief Executive Officer and reviewed and approved by our Compensation Committee. Our Compensation Committee has final approval over all compensation decisions related to the Bonus Plan and may accept or adjust such recommendations as it determines in the best interests of the Company and our stockholders. Our Compensation Committee sets the corporate performance objectives and determines the amount of the actual bonus award for our Chief Executive Officer.

The terms of the Bonus Plan for 2009, including the target bonus levels and relationship of payouts to achievement of the corporate performance metrics, were established by our Compensation Committee in consultation with Aon Consulting and reviewed with our Board. Annually, our Compensation Committee reviews the Bonus Plan (including the corporate performance metrics) to ensure that it is designed in a manner that continues to motivate employees to achieve our performance goals and is in line with our compensation philosophy and objectives, including generally targeting total cash compensation at the 50th percentile. Regardless of the actual award determined by the plan parameters, our Compensation Committee has the authority to modify any award.

Our Compensation Committee structures incentive payments under the Bonus Plan so that we provide significant rewards to executive officers for superior performance, make smaller payments if we achieve financial performance levels that meet or exceed the threshold level of required performance but did not satisfy the target levels, and make no incentive payments if we do not achieve the threshold minimum corporate performance metrics established at the beginning of the fiscal year. In establishing the corporate performance metrics, our Compensation Committee strives to ensure that the incentives provided by the Bonus Plan are consistent with the strategic goals set by our Board, that the goals set are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of performance are attained, will be consistent with the overall compensation program established by our Compensation Committee.

2009 Bonus Plan for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne

In connection with its annual review of our compensation programs for 2009, management and our Compensation Committee realized the challenges facing the Company in 2009 due to, among other factors, the difficult economic conditions. In light of these challenges, our Board and our Compensation Committee believed that it was important for the Company to conserve cash. Accordingly, our Compensation Committee decided to use three corporate performance metrics for the 2009 Bonus Plan:

1.	Net revenue. Our Compensation Committee chose net revenue (“Net Revenue”) as one of the corporate performance metrics because it has historically been one of the corporate performance metrics used in our Bonus Plans for our named executive officers.
2.	Earnings before income taxes, depreciation and amortization (“EBITDA”), adjusted for certain expenses, primarily associated with stock based compensation and non-recurring expenses (“Adjusted EBITDA”). Our Compensation Committee believed that EBITDA was an important measure of our performance and the performance of our management, drove our success and growth and was a key metric by which management plans and monitors our business. Our Compensation Committee further believed that certain expenses, primarily stock based compensation as calculated in accordance with FASB ASC Topic 718, should be excluded from the EBITDA calculation because these related to matters that are outside of the immediate or direct control of our management.
3.	Cash utilization (EBITDA less net capital expenses, interest and taxes) (“Cash Utilization”). Our Compensation Committee believed that Cash Utilization was an important measure of our performance during these difficult economic conditions.

The target bonus percentages for Messrs. Heap, Powdermaker, Wingfield and Wynne under the 2009 Bonus Plan were recommended by Mr. O’Donnell at the time the goals for the 2009 Bonus Plan were established and approved by our Compensation Committee. The target bonus percentage for Mr. O’Donnell under the 2009 Bonus Plan was also established and approved by our Compensation Committee at the time the goals for the 2009 Bonus Plan were established.

For each of Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne, the target amount of the bonus is a target percentage of each executive’s base salary but can be greater or less than the target percentage based upon overachievement or underachievement of the corporate performance metrics, as determined by our Compensation Committee and discussed below. The target bonus percentages for Messrs. O’Donnell, Heap, Powdermaker, Wingfield, and Wynne for 2009 were:

Name	2009 Target Bonus
Shawn F. O’Donnell	100% of Base Salary
Steven Heap	45% of Base Salary
Dan Powdermaker	80% of Base Salary
W. Terrell Wingfield, Jr.	50% of Base Salary
John B. Wynne, Jr.	50% of Base Salary

The target bonus for Mr. O’Donnell was at the 75th percentile for the 2009 Peer Group. Our Compensation Committee considered the level of Mr. O’Donnell’s base salary, which was below the 25th percentile as compared to the 2009 Peer Group, when setting his target bonus for 2009 and also considered that the actual amount of Mr. O’Donnell’s bonus was tied to our corporate performance, which, our Compensation Committee believed, provided a greater incentive. The target bonuses for Messrs. Heap, Wynne and Wingfield was unchanged from the prior year. The Compensation Committee reviewed the total cash compensation of each of these executive officers and determined that Messrs. Heap and Wynne were within the mid-point of the range for the 2009 Peer Group. The target bonus for Mr. Heap was between the 25th and 50th percentile and the target bonus for Mr. Wynne was at the mid-point range of the 2009 Peer Group. The target bonus for Mr. Wingfield was at the 75th percentile. Mr. Wingfield’s target bonus was at a higher percentile than Messrs. Wynne and Heap because, when Mr. Wingfield was hired, it was our policy that all executive officers that reported directly to our Chief Executive Officer would have the same target bonus percentage. Mr. Wingfield’s total cash compensation was at the 50th percentile for the 2009 Peer Group. The target bonus for Mr. Powdermaker was above the 75th percentile for the 2009 Peer Group. Unlike our other executives, Mr. Powdermaker had a highly leveraged cash compensation structure, with a target bonus above the 75th percentile for the 2009 Peer Group and a base salary that was slightly above the 25th percentile compared to the 2009 Peer Group. His total cash compensation was at the 50th percentile for the 2009 Peer Group. Mr. Powdermaker’s cash compensation was more leveraged because he is the head of marketing and sales and the Compensation Committee believed that in order to incentivize him to achieve his performance targets his compensation should be more tied to the goals under the 2009 Bonus Plan than the other executive officers. Mr. Powdermaker does not receive any compensation on a commission basis.

Our 2009 Bonus Plan for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne was based on the following two components:

•	The executive officer’s annual target bonus amount; and
•	Achievement of three corporate performance metrics, which were Net Revenue, Adjusted EBITDA, and Cash Utilization. The minimum Cash Utilization target was established as a gate for funding the 2009 Bonus Plan. Failure to achieve the minimum Cash Utilization metric of $2 million would result in no bonus under any of the three metrics.

At the beginning of 2009, our Compensation Committee set the corporate performance metrics for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne such that a bonus award would have been earned assuming the minimum Cash Utilization was achieved as follows:

•	The achievement by the Company of $41.3 million in Net Revenue would result in a bonus award at the threshold level equal to 20% of the target bonus percentage.
•	The achievement by the Company of $7.1 million in Adjusted EBITDA would result in a bonus award at the threshold level equal to 20% of the target bonus percentage.
•	The achievement by the Company of $2 million in Cash Utilization would result in a bonus award at the threshold level equal to 10% of the target bonus percentage.
•	The achievement by the Company of $45.8 million in Net Revenue would result in a bonus award at the target level equal to 40% of the target bonus percentage.
•	The achievement by the Company of $8.7 million in Adjusted EBITDA would result in a bonus award at the target level equal to 40% of the target bonus percentage.
•	The achievement by the Company of $2.5 million in Cash Utilization would result in a bonus award at the target level equal to 20% of the target bonus percentage.
•	The achievement by the Company of $50.4 million in Net Revenue would result in a bonus award at the maximum level equal to 50% of the target bonus percentage.
•	The achievement by the Company of $10 million in Adjusted EBITDA would result in a bonus award at the maximum level equal to 50% of the target bonus percentage.

•	The achievement by the Company of $3 million in Cash Utilization would result in a bonus award at the maximum level equal to 25% of the target bonus percentage.

Each of the three corporate performance metrics is separately measured against our actual performance and the failure to meet one of the metrics, except for Cash Utilization, does not impact payment under any of the other metrics. Performance exceeding threshold will result in progressively accelerating payments using straight-line interpolation.

During 2009, we achieved Net Revenue of $33.8 million, Adjusted EBITDA of negative $0.5 million, and Cash Utilization of negative $6.1 million and, therefore, Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne were not entitled to a bonus in 2009.

2009 Bonus Plan for Mr. Brandt

Mr. Brandt was hired in October 2009 and the terms of his 2009 Bonus Plan were established and approved by our Board at the time his employment was approved. Since Mr. Brandt joined us in the fourth quarter of 2009, the Board determined that Mr. Brandt would be entitled to a pro rata portion of his target bonus of 50% of base salary, which would result in a target bonus payout opportunity under the 2009 Bonus Plan of up to $32,500, based upon achievement of prorated performance metrics on two of the three metrics used for the other executives. These two performance metrics — Net Revenue and Adjusted EBITDA — were derived from the Company’s most recent forecast as of the time of Mr. Brandt’s hiring. The Board of Directors did not believe the Cash Utilization metric was an appropriate metric for Mr. Brandt’s 2009 Bonus Plan given the timing of his hiring in the fourth quarter of 2009.

Mr. Brandt would have been entitled to a bonus award as follows:

•	The achievement by the Company of $9.6 million in Net Revenue for the fourth quarter of 2009 would result in a bonus award at the threshold level equal to 25% of the target bonus payout.
•	The achievement by the Company of $1.7 million in Adjusted EBITDA for the fourth quarter of 2009 would result in a bonus award at the threshold level equal to 25% of the target bonus payout.
•	The achievement by the Company of $10.6 million in Net Revenue for the fourth quarter of 2009 would result in a bonus award at the target level equal to 50% of the target bonus payout.
•	The achievement by the Company of $1.95 million in Adjusted EBITDA for the fourth quarter of 2009 would result in a bonus award at the target level equal to 50% of the target bonus payout.

The Company did not achieve either of the thresholds for Net Revenue or Adjusted EBITDA for the fourth quarter of 2009 and, therefore, Mr. Brandt was not entitled to a bonus in 2009.

2010 Bonus Plan

In connection with its annual review of our compensation programs for 2010, management and our Compensation Committee realized the continued challenges facing the Company in 2010 due to, among other factors, the difficult economic conditions. In light of these challenges, our Board and our Compensation Committee believed that it was appropriate to use the same methodology for establishing the 2010 Bonus Plan as was used to establish the 2009 Bonus Plan and to use the same three corporate performance metrics — Net Revenue, Adjusted EBITDA and Cash Utilization — for the 2010 Bonus Plan as were used for the 2009 Bonus Plan, with some minor adjustments to Adjusted EBITDA relating to matters outside of the control of management.

The target bonus percentages for Messrs. O’Donnell, Brandt, Heap and Powdermaker for 2010 are:

Name	2010 Target Bonus
Shawn F. O’Donnell	100% of Base Salary
Gary G. Brandt	50% of Base Salary
Steven Heap	45% of Base Salary
Dan Powdermaker	80% of Base Salary

Each of the three corporate performance metrics is separately measured against our actual performance and the failure to meet one of the metrics, except for Cash Utilization, does not impact payment under any of the other metrics. Performance exceeding threshold will result in progressively accelerating payments using straight-line interpolation.

Long Term Incentive Compensation

Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

The granting of stock-based incentives by our Compensation Committee is viewed as a desirable long-term incentive compensation strategy because it closely links the interest of management with stockholder value, aids in employee retention and motivates executives to improve the long-term stock market performance of our common stock. Equity grants also provide an opportunity for increased equity ownership.

When granting stock-based incentives to our executive officers, our Compensation Committee considers Aon Consulting’s analysis, as described earlier, as well as our Chief Executive Officer’s recommendations for other executives, which are based on each officer’s level of responsibility and contribution towards achievement of our business plan and objectives. We have no set formula for the granting of equity awards to executives or employees.

Historically, the primary form of equity compensation has been non-qualified stock options because this was typically the form of equity award provided by our peer companies. However, beginning in 2006, companies, including some of our peer companies, also began issuing restricted stock and performance-based share awards. As a result, our Compensation Committee assessed the desirability of granting performance shares, shares of restricted stock and restricted stock units to employees, particularly members of senior management, and concluded that performance shares, restricted stock and restricted stock units would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution to our stockholders. For that same reason, in 2008, our Compensation Committee began issuing stock appreciation rights, which are similar to stock option grants except that, upon exercise, the holder does not pay the exercise price and, instead, receives the number of shares of common stock being exercised, less that number of shares having a fair market value equal to the applicable exercise price.

Pursuant to the terms of our 2004 Plan, our Compensation Committee has delegated authority to Mr. O’Donnell to grant stock-based awards to newly-hired employees (other than our executive officers) pursuant to guidelines established by our Compensation Committee. Pursuant to these guidelines, our Compensation Committee established the range of salary, bonus and stock option grants to be awarded in connection with our hiring of qualified personnel (including the maximum number of shares of common stock subject to individual awards that Mr. O’Donnell may grant). Our Compensation Committee reviews and ratifies all grants of stock-based awards made by Mr. O’Donnell and establishes and approves all grants of stock-based awards to our executive officers and any grants of stock-based awards to non-executive officers that are outside the delegated authority of Mr. O’Donnell or proposed at any time other than at hire.

New hire grants have typically been made on the last business day of the quarter in which the employee commenced employment. Historically, all stock option awards were made at the closing price for our common stock on the day before the grant date. In 2006, our Compensation Committee changed this practice and now all stock option awards are made at the closing price for our common stock on the grant date. Unless specifically approved in advance by our Compensation Committee, all stock-based grants are effective on the last business day of the quarter. Traditionally, director stock-based grants are made annually on the date of our Annual Meeting of Stockholders.

We have agreed to provide accelerated vesting of stock options, performance shares, restricted stock awards, restricted stock units and stock appreciation rights to our named executive officers in the event of, among other things, a change in control of the Company. Further analysis of payments triggered by a change in control is provided beginning on page 41 of this Proxy Statement.

2008 Performance Share Awards for Messrs. Heap, Wingfield and Wynne

In 2008 we granted the following performance share awards to Messrs. Heap, Wingfield and Wynne in the following amounts (the “2008 Performance Share Awards”):

Name	Minimum Number of Shares of Restricted Stock (50% of Target)	Target Number of Shares of Restricted Stock (100% of Target)	Maximum Number of Shares of Restricted Stock (120% of Target)
Steven Heap	6,500	13,000	19,500
W. Terrell Wingfield, Jr.	7,000	14,000	21,000
John B. Wynne, Jr.	7,500	15,000	22,500

The 2008 Performance Share Awards provided recipients with the opportunity to earn shares of restricted stock, the number of which was to be determined pursuant to, and subject to the attainment of, two corporate performance metrics. The corporate performance metrics were determined by our Compensation Committee based on our Net Revenue and Adjusted EBITDA. Our Compensation Committee set the corporate performance metrics for Messrs. Heap, Wingfield and Wynne such that the following number of shares of restricted stock would have been earned as follows:

•	The achievement by the Company of $52 million in Net Revenue would result in a grant of a minimum number of shares of restricted stock equal to 30% of the target number of shares of restricted stock.
•	The achievement by the Company of $8.6 million in Adjusted EBITDA would result in a grant of a minimum number of shares of restricted stock equal to 20% of the target number of shares of restricted stock.
•	The achievement by the Company of $55 million in Net Revenue would result in a grant of restricted stock at target equal to 60% of the target number of shares of restricted stock.
•	The achievement by the Company of $11.1 million in Adjusted EBITDA would result in a grant of restricted stock at target equal to 40% of the target number of shares of restricted stock.
•	The achievement by the Company of $57 million in Net Revenue would result in a grant of the maximum number of shares of restricted stock equal to 70% of the target number of shares of restricted stock.
•	The achievement by the Company of $12.3 million in Adjusted EBITDA would result in a grant of the maximum number of shares of restricted stock equal to 50% of the target number of shares of restricted stock.

Each of the two corporate performance metrics was separately measured against our actual performance and the failure to meet one of the metrics did not impact the grant of restricted stock under the other metric. Performance exceeding the minimum Net Revenue goal and the minimum Adjusted EBITDA goal, as the case may be, would result in progressively accelerating grants of restricted stock using straight-line interpolation.

The shares of restricted stock, if earned, were to be granted at the first meeting of our Compensation Committee (the “Grant Date”) after December 31, 2008 (the “2008 Measurement Date”), which was required to be no later than two and one-half months after the 2008 Measurement Date. On the Grant Date, our Compensation Committee was to certify whether and to the extent the corporate performance metrics were met as of the 2008 Measurement Date and to direct the Company to issue the corresponding number of shares of restricted stock, if any, to the executive officer.

At the meeting of our Compensation Committee on February 17, 2009, our Compensation Committee determined that, as of the 2008 Measurement Date, we achieved Net Revenue of $48 million and, therefore, Messrs. Heap, Wingfield and Wynne were not entitled to a grant of restricted stock pursuant to the Net Revenue performance metric. Our Compensation Committee also determined that we achieved Adjusted EBITDA of $9 million. Once the minimum Adjusted EBITDA amount of $8.6 million was achieved, actual grants were based on straight-line interpolating between the levels discussed above. Accordingly, our Compensation

Committee directed the Company to issue to each of Messrs. Heap, Wingfield and Wynne a grant of restricted stock equal to 27.1% of the target number of shares of restricted stock that could be earned based on the Adjusted EBITDA performance metric. The total number of shares of restricted stock that were awarded to each of Messrs. Heap, Wingfield and Wynne are set forth below:

Name	Shares of Restricted Stock
Steven Heap	3,523
W. Terrell Wingfield, Jr.	3,794
John B. Wynne, Jr.	4,065

The shares of restricted stock vest one-third on the Grant Date, one-third on the first anniversary of the Grant Date and one-third on the second anniversary of the Grant Date. If the executive officer ceases to be an employee or director of, or consultant or advisor to, the Company or a subsidiary for any reason (including death) prior to vesting of the restricted stock, any shares not vested will immediately and automatically be forfeited and returned to the Company. Of the shares of restricted stock issued to Mr. Wynne set forth above pursuant to his 2008 Performance Share Award, 1,355 shares of unvested restricted stock were forfeited and returned to the Company at the end of the transition period under Mr. Wynne’s separation and transition services agreement. In addition, if no change in control of the Company occurs by June 30, 2010, which is the end of the transition period under Mr. Wingfield’s separation and transition services agreement, 1,265 of the unvested shares of restricted stock issued to Mr. Wingfield set forth above pursuant to his 2008 Performance Share Award will be forfeited and returned to the Company.

If there is a change in control of the Company at any time after the 2008 Measurement Date, and the shares of restricted stock are assumed or otherwise continued in effect or replaced with a cash incentive program:

•	Upon the closing of the change in control of the Company, the restrictions on the restricted stock will lapse as to 50% of the unvested restricted stock, with the remaining unvested portion vesting equally over the remaining portion of the vesting term (provided that the executive officer is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date); and
•	If within 12 months of such change in control of the Company, the executive officer’s employment with the Company is terminated (other than a termination for cause, as defined in the applicable agreement), then all restrictions will lapse.

If the shares of restricted stock are not assumed or otherwise continued in effect or replaced with a cash incentive program upon a change in control, then all restrictions will lapse immediately prior to the consummation of the change in control.

2009 Performance Share Awards for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne

In 2009, we granted performance share awards to Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne in the following amounts (the “2009 Performance Share Awards”):

Name	Minimum Number of Shares of Restricted Stock (50% of Target)	Target Number of Shares of Restricted Stock (100% of Target)	Maximum Number of Shares of Restricted Stock (125% of Target)
Shawn F. O’Donnell	32,500	65,000	81,250
Steven Heap	7,584	15,167	18,959
Dan Powdermaker	10,834	21,667	27,084
W. Terrell Wingfield, Jr.	10,834	21,667	27,084
John B. Wynne, Jr.	10,834	21,667	27,084

The 2009 Performance Share Awards provided recipients with the opportunity to earn shares of restricted stock, the number of which was to be determined pursuant to, and subject to the attainment of, three corporate performance metrics. The corporate performance metrics were determined by our Compensation Committee based on our Net Revenue, Adjusted EBITDA and Cash Utilization, which were the same corporate performance metrics used for the 2009 Bonus Plan, as discussed above under the heading “— Short Term Incentive Compensation,” and were implemented based on the same methodology used for the 2008 Performance Share Awards metrics, as discussed above under the heading “— 2008 Performance Share Awards.” However, we increased the maximum number of shares of restricted stock that could be awarded pursuant to the 2009 Performance Share Awards from 120% of target to 125% of target because our Compensation Committee believed it provided greater incentive and better alignment to the pay practices of the 2009 Peer Group.

The shares of restricted stock, if earned, were to be granted at the first meeting of our Compensation Committee (the “2009 Award Grant Date”) after December 31, 2009 (the “2009 Measurement Date”), which was required to be no later than two and one-half months after the 2009 Measurement Date. On the 2009 Award Grant Date, our Compensation Committee was to certify whether and to the extent the corporate performance metrics had been met as of the 2009 Measurement Date and to direct the Company to issue the corresponding number of shares of restricted stock, if any, to the executive officer. Only executive officers that were employed as of the 2009 Award Grant Date were eligible to receive shares. Any shares of restricted stock granted by our Compensation Committee with respect to the 2009 Performance Share Awards were to vest one-third on the 2009 Award Grant Date, one-third on the first anniversary of the 2009 Award Grant Date and one-third on the second anniversary of the 2009 Award Grant Date. If the executive officer ceased to be an employee or director of, or consultant or advisor to, the Company or a subsidiary for any reason (including death) prior to vesting of the restricted stock, any shares not vested would immediately and automatically be forfeited and returned to the Company.

At the meeting of our Compensation Committee on February 16, 2010, our Compensation Committee determined that, as of the 2009 Measurement Date, we did not achieve the threshold on any of the three corporate performance metrics and, therefore, Messrs. O’Donnell, Heap, Powdermaker and Wingfield were not entitled to any grant of restricted stock under the 2009 Performance Share Awards. Because Mr. Wynne was not employed by us on December 31, 2009, he was not eligible to receive any grant of restricted stock under his 2009 Performance Share Award.

Mr. Brandt was not entitled to a 2009 Performance Share Award because he was hired in October 2009. The Company has a policy of not making performance share awards to individuals who are not employed by the Company at the time the yearly performance share award amounts and goals are determined by the Compensation Committee. Instead, the Company makes a large new hire stock option grant upon commencement of employment that takes this factor into account. At the time of Mr. Brandt’s hiring, he was awarded a new hire stock option grant to purchase 250,000 shares of common stock of the Company.

2009 Stock Appreciation Rights Awards for Messrs. O’Donnell, Heap, Wingfield and Wynne

In 2009, we granted the following stock appreciation rights (“SAR”) Awards to Messrs. O’Donnell, Heap, Wingfield and Wynne:

Name	Number of Stock Appreciation Rights
Shawn F. O’Donnell	150,000
Steven Heap	35,000
W. Terrell Wingfield, Jr.	50,000
John B. Wynne, Jr.	50,000

The SAR Awards vest monthly in equal installments over a four year period, beginning on March 31, 2009, and have an exercise price of $1.63 per share. Upon exercise, an executive officer does not pay an exercise price and, instead, receives the number of shares of common stock being exercised, less that number of shares having a fair market value equal to the applicable exercise price.

In the event of a change in control of the Company, and if the SAR Awards are assumed or otherwise continued in effect or replaced with a cash incentive program:

•	Upon the closing of the change in control, 50% of the unvested SAR Awards will vest, with the remaining unvested portion vesting equally over the remaining portion of the vesting term (provided that the executive officer is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date); and
•	If within 12 months of such change in control, the executive officer’s employment with the Company is terminated (other than a termination for cause, as defined in the applicable agreement), then the SAR Awards will become fully vested.

If the SAR Awards are not assumed or otherwise continued in effect or replaced with a cash incentive program, then the SAR Awards will become fully vested immediately prior to the closing of the change in control.

We did not grant Mr. Powdermaker a SAR Award in 2009 because the Company has a policy that any employee hired in the fourth quarter of our fiscal year is not entitled to receive a non-performance based grant for the following year because the new hire stock option grant provides adequate compensation. Mr. Powdermaker was hired in the fourth quarter of 2008, and the Compensation Committee determined that his new hire stock option grant to purchase 225,000 shares of common stock of the Company provided adequate compensation for 2009. Mr. Brandt also did not receive a SAR Award in 2009 as he was hired in the fourth quarter of 2009.

2010 Performance Share Awards for Messrs. O’Donnell, Brandt, Heap and Powdermaker

In 2010, we granted performance share awards to Messrs. O’Donnell, Brandt, Heap and Powdermaker in the following amounts (the “2010 Performance Share Awards”):

Name	Minimum Number of Shares of Restricted Stock (50% of Target)	Target Number of Shares of Restricted Stock (100% of Target)	Maximum Number of Shares of Restricted Stock (125% of Target)
Shawn F. O’Donnell	39,000	78,000	97,500
Gary G. Brandt	14,300	28,600	35,750
Steven Heap	9,750	19,500	24,375
Dan Powdermaker	11,700	23,400	29,250

The 2010 Performance Share Awards provide recipients with the opportunity to earn shares of restricted stock, the number of which is to be determined pursuant to, and subject to the attainment of, three corporate performance metrics. The corporate performance metrics are determined by our Compensation Committee based on our Net Revenue, Adjusted EBITDA, and Cash Utilization, which are the same three corporate performance metrics used for the 2010 Bonus Plan, as discussed above under the heading “— Short Term Incentive Compensation.”

The shares of restricted stock, if earned, are to be granted at the first meeting of our Compensation Committee (the “2010 Award Grant Date”) after December 31, 2010 (the “2010 Measurement Date”), which must be no later than two and one-half months after the 2010 Measurement Date. On the 2010 Award Grant Date, our Compensation Committee will certify whether and to the extent the corporate performance metrics have been met as of the 2010 Measurement Date and will direct the Company to issue the corresponding number of shares of restricted stock, if any, to the executive officer. Any shares of restricted stock granted by our Compensation Committee with respect to the 2010 Performance Share Awards will vest one-third on the 2010 Award Grant Date, one-third on the first anniversary of the 2010 Award Grant Date and one-third on the second anniversary of the 2010 Award Grant Date. If the executive officer ceases to be an employee or director of, or consultant or advisor to, the Company or a subsidiary for any reason (including death) prior to vesting of the restricted stock, any shares not vested will immediately and automatically be forfeited and returned to the Company.

2010 Restricted Stock Units for Messrs. O’Donnell, Heap and Powdermaker

In 2010, the Compensation Committee granted the following restricted stock units to Messrs. O’Donnell, Heap and Powdermaker:

Name	Number of Restricted Stock Units
Shawn F. O’Donnell	60,000
Steven Heap	15,000
Dan Powdermaker	18,000

The restricted stock units vest in three equal installments over a three-year period beginning on April 1, 2011.

In the event of a change in control of the Company, and if the restricted stock units are assumed or otherwise continued in effect or replaced with a cash incentive program:

•	Upon the closing of the change in control, 50% of the unvested restricted stock units will vest, with the remaining unvested portion vesting equally over the remaining portion of the vesting term (provided that the executive officer is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date); and
•	If within 12 months of such change in control, the executive officer’s employment with the Company is terminated (other than a termination for cause, as defined in the applicable agreement), then the restricted stock units will become fully vested.

If the restricted stock units are not assumed or otherwise continued in effect or replaced with a cash incentive program, then the restricted stock units will become fully vested immediately prior to the closing of the change in control.

We did not make a restricted stock unit grant to Mr. Brandt in 2010 because the Company has a policy that any employee hired in the fourth quarter of our fiscal year is not entitled to receive a non-performance based grant for the following year because the new hire stock option grant provides adequate compensation.

2010 Stock Options for Messrs. O’Donnell, Heap and Powdermaker

In 2010, we granted the following stock options to Messrs. O’Donnell, Heap and Powdermaker:

Name	Number of Stock Options
Shawn F. O’Donnell	150,000
Steven Heap	37,500
Dan Powdermaker	45,000

25% of the shares subject to the stock option vest on April 1, 2011, and the remaining shares vest monthly thereafter, in equal installments, until April 1, 2014.

In the event of a change in control of the Company, and if the stock options are assumed or otherwise continued in effect or replaced with a cash incentive program:

•	Upon the closing of the change in control, 50% of the unvested stock options will vest, with the remaining unvested portion vesting equally over the remaining portion of the vesting term (provided that the executive officer is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date); and
•	If within 12 months of such change in control, the executive officer’s employment with the Company is terminated (other than a termination for cause, as defined in the applicable agreement), then the stock options will become fully vested.

If the stock options are not assumed or otherwise continued in effect or replaced with a cash incentive program, then the stock options will become fully vested immediately prior to the closing of the change in control.

We did not make a stock option grant to Mr. Brandt in 2010 because the Company has a policy that any employee hired in the fourth quarter of our fiscal year is not entitled to receive a non-performance based grant for the following year because the new hire stock option grant provides adequate compensation.

401(k) Plan

We maintain a 401(k) Plan that covers substantially all of our employees. The 401(k) Plan is an essential part of the retirement package that our Compensation Committee believes is essential to attract and retain our employees.

We match 100% of each participant’s first 4% of voluntary salary contributions up to $225,000 of eligible compensation. Both employer and employee contributions to the 401(k) Plan are fully vested. The 401(k) benefit provided to our named executive officers does not exceed the benefit levels offered to our other full-time employees.

Welfare Benefits

In order to attract and retain employees, we provide certain welfare benefit plans to our employees, which include medical and dental insurance benefits. Our named executive officers participate in the medical and dental insurance plans under the same terms as our other full-time employees.

We provide one times base salary in life and accidental death and dismemberment insurance for our full-time employees, including our named executive officers. The life insurance benefit provided to our named executive officers does not exceed the benefit levels offered to other full-time employees and is subject to certain plan-wide limitations.

We also provide disability insurance to our full-time employees, including our named executive officers. Our short-term disability provides up to 60% of base salary income replacement beginning on the employee’s 15th day of disability and continues until the employee is no longer disabled or for a maximum of six continuous months, whichever comes first. Our long-term disability provides up to 60% of base salary income replacement after six months of qualified disability. The short- and long-term disability benefits provided to our named executive officers do not exceed the benefit levels offered to other full-time employees and are subject to certain plan-wide limitations.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that our Compensation Committee believes are reasonable and consistent with our overall compensation program. Perquisites include transportation benefits and relocation benefits. Annually, our Compensation Committee reviews the levels of perquisites and other personal benefits provided to our named executive officers.

Severance Benefits

We have agreed to provide severance benefits to our named executive officers in the event we terminate their employment (other than a termination for cause, as defined in the applicable agreement) or in connection with a change in control of the Company. These arrangements are entered into at the time of commencement of employment and are necessary to attract and retain highly skilled and talented executives. These arrangements are designed to promote stability and continuity of senior management. Our Compensation Committee believes that the interests of our stockholders will be best served if the interests of our senior management are aligned with them. Our Compensation Committee further believes that providing these benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders.

Further analysis of payments triggered by a termination or change in control is provided beginning on page 41 of this Proxy Statement. In connection with the termination of their employment, each of Messrs. Wynne and Wingfield was granted additional shares of restricted stock in consideration of their release of any claim that recent changes in the composition of our Board of Directors constituted a change in control under their respective employment agreements.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when our Compensation Committee believes such payments are appropriate and in our best interests and the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our employees. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at certain levels to attract and retain the executive officers essential to our growth and financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, we believe that for the 2009 fiscal year the total amount of compensation that we paid (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be fully deductible and not affected by the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis report beginning on page 16 of this Proxy Statement with management. Based on that review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report has been furnished by the members of our Compensation Committee:

John B. Penney, Chairman
Jose A. Cecin, Jr.
(As currently constructed)

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

We do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. In creating our compensation practices and policies, our Compensation Committee with the assistance of our outside compensation consultant, established compensation practices and policies that provided for what we believe is an appropriate balance of incentive based compensation, in combination with non-incentive based compensation, to encourage our executive officers to act in the long-term best interests of the Company and our stockholders. These practices and policies included:

•	A balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price;
•	Multiple metrics in our incentive programs that balance top-line, bottom-line and cash management objectives;
•	Linear payout curves and caps in our incentive program payout formulas;
•	The Compensation Committee’s ability to exercise downward discretion in determining incentive program payouts;
•	Annual equity grants to our executives representing a mix of stock option and time- and/or performance-based restricted stock awards; and
•	Stock option and restricted stock awards that generally vest over a four-year and three-year period, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Messrs. Penney and Cecin. We are not aware of any compensation committee interlocks or relationships involving our executive officers or members of our Board requiring disclosure in this item.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last three fiscal years ended December 31, 2009, 2008 and 2007, the total compensation paid or accrued to our Chief Executive Officer, our Chief Financial Officer, our three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2009 and one additional executive who would have been among the three most highly compensated executive officers except for the fact that he was not serving as an executive officer of the Company as of December 31, 2009 (collectively, “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)		Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Shawn F. O’Donnell Chief Executive Officer and President(1)	2009	$340,000	$—	$—		$94,140	$—	$50,032	$484,172
	2008	$112,319	$—	$26,180		$626,480	$62,150	$49,831	$876,960

Gary G. Brandt Chief Financial Officer(2)	2009	$65,000	$—	$—		$230,775	$—	$12,132	$307,907
Steven Heap Chief Technology Officer	2009	$255,000	$—	$5,637	(8)	$21,966	$—	$12,501	$295,104
	2008	$253,750	$—	$—		$63,891	$31,097	$12,589	$361,327
Dan Powdermaker Senior Vice President of Sales and Marketing	2009	$250,000	$—	$—		$—	$—	$8,160	$258,160
	2008	$7,692	$—	$—		$180,000	$—	$—	$187,692

W. Terrell Wingfield, Jr. Former General Counsel and Secretary(3)	2009	$250,000	$—	$6,070	(8)	$31,380	$—	$12,387	$299,837
	2008	$250,000	$—	$—		$65,952	$33,875	$12,419	$362,246
	2007	$250,000	$65,850	$148,820		$—	$—	$7,488	$472,158
John B. Wynne, Jr. Former Chief Financial Officer(4)	2009	$240,625	$—	$45,529	(8)(9)	$31,380	$—	$345,202	$662,736
	2008	$275,000	$—	$—		$72,136	$37,262	$20,206	$404,604
	2007	$275,000	$72,400	$148,820		$—	$—	$24,015	$520,235

(1)	Mr. O’Donnell was appointed our Chief Executive Officer and President in September 2008. Until his appointment as our Chief Executive Officer and President, Mr. O’Donnell was paid in 2008 the following compensation for his services as a director in accordance with our director compensation program: $28,024 cash fee, $26,180 stock awards and $11,480 option awards. Mr. O’Donnell only received compensation as a director prior to his appointment as our Chief Executive Officer and President.
(2)	Mr. Brandt was hired as our Chief Financial Officer on October 1, 2009.
(3)	Mr. Wingfield was terminated without cause as our General Counsel and Secretary effective February 28, 2010.
(4)	Mr. Wynne was terminated without cause as our Chief Financial Officer effective November 15, 2009.
(5)	Amount listed reflects the aggregate grant date fair value of stock awards granted for fiscal years 2009, 2008 and 2007, respectively, computed in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value of restricted stock awards is presented in Footnote 1 to our Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”).
(6)	Amount listed reflects the aggregate grant date fair value of stock option awards and stock appreciation rights awards granted for fiscal years 2009, 2008 and 2007 computed in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value of stock option and stock appreciation rights awards is presented in Footnote 1 to our Consolidated Financial Statements presented in the 2009 Form 10-K.

(7)	The table below shows the components of amounts set forth in this column for 2009, which include the Company’s match for each individual’s 401(k) Plan contributions, imputed income related to life insurance benefits, reimbursement of commuting expenses for Mr. Wynne, reimbursement of travel and living expenses for Messrs. O’Donnell and Brandt and severance payments made to Mr. Wynne, as applicable.

Name	401(k) Match	Life Insurance	Reimbursement of Travel and Living Expenses		Severance Payments	Consulting Fees	Legal Fees	Total “All Other Compensation”
Shawn F. O’Donnell	$13,600	$840	$35,592	(a)	$—	$—	$—	$50,032
Gary G. Brandt	$2,167	$146	$7,319	(a)	$—	$—	$2,500	$12,132
Steven Heap	$11,443	$1,058	$—		$—	$—	$—	$12,501
Dan Powdermaker	$7,800	$360	$—		$—	$—	$—	$8,160
W. Terrell Wingfield, Jr.	$11,355	$1,032	$—		$—	$—	$—	$12,387
John B. Wynne, Jr.	$13,684	$352	$19,964	(a)	$303,702	$7,500	$—	$345,202

(a)	Represents the amount paid to Messrs. O’Donnell, Brandt and Wynne for travel and living expenses associated with commuting from their personal residences in Texas and Connecticut, respectively, to the Company’s corporate headquarters and residing in the Company’s corporate headquarters areas as the business needs of the Company required.
(8)	In February 2009, our Compensation Committee determined that under the 2008 Performance Share Awards, Messrs. Heap, Wingfield and Wynne were entitled to a grant of restricted stock equal to 27.1% of the target number of shares of restricted stock that could be earned pursuant to this award. The total number of shares of restricted stock that were awarded to each of Messrs. Heap, Wingfield and Wynne is as follows: Mr. Heap: 3,523; Mr. Wingfield: 3,794; and Mr. Wynne: 4,065. One-third of the shares of restricted stock were earned and vested on the grant date. One-third of the shares of the restricted stock awarded will vest on the first anniversary of the grant date and the remaining one-third of the shares of the restricted stock awarded will vest on the second anniversary of the grant date. For more information regarding these performance share awards, please see the discussion under the headings “Compensation Discussion and Analysis — Long Term Incentive Compensation — 2008 Performance Share Awards.”
(9)	The amount listed includes $39,025 which represents the grant date fair value of 17,500 shares of restricted stock granted to Mr. Wynne on September 1, 2009 in connection with the termination of his employment.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards under our cash and equity incentive plans to our named executive officers during the year ended December 31, 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn F. O’Donnell	2/18/2009				32,500	65,000	81,250
	2/18/2009								150,000	$1.63	$94,140
		170,000	340,000	425,000
Gary G. Brandt	10/1/2009								250,000	$2.40	$230,775
		16,250	32,500
Steven Heap	2/18/2009				7,584	15,167	18,959
	2/18/2009								35,000	$1.63	$21,966
		57,375	114,750	143,438
Dan Powdermaker	2/18/2009				10,834	21,667	27,084
		100,000	200,000	250,000
W. Terrell Wingfield, Jr.	2/18/2009				10,834	21,667	27,084
	2/18/2009								50,000	$1.63	$31,380
		62,500	125,000	156,252
John B. Wynne, Jr.	2/18/2009				10,834	21,667	27,084
	2/18/2009								50,000	$1.63	$31,380
		60,156	120,312	150,390
	9/1/2009							17,500			38,850

(1)	The amounts shown reflect the threshold, target and maximum number of shares to be granted as 2009 Performance Share Awards. The grant date represents the date that the terms of the 2009 Performance Share Awards were approved by our Compensation Committee.
(2)	The amounts included in this column represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value of stock options, stock appreciation rights and restricted stock is presented in Footnote 1 to our Consolidated Financial Statements presented in the 2009 Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

The compensation paid to our named executive officers summarized in our Summary Compensation Table above is determined in accordance with employment agreements and letter agreements that we have entered into with each of our named executive officers. These agreements provided a compensation package, including severance benefits, to our named executive officers. The material terms of these agreements with respect to severance benefits are discussed under the caption “— Potential Payments Upon Termination or Change in Control.”

The material terms of our 2008 Performance Share Awards and 2009 Performance Share Awards are discussed under the captions, “Compensation Discussion and Analysis — 2008 Performance Share Awards for Messrs. Heap, Wingfield and Wynne” and “Compensation Discussion and Analysis — 2009 Performance Share Awards for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne”, respectively.

The material terms of our 2009 Bonus Plan are discussed under the captions, “Compensation Discussion and Analysis — 2009 Bonus Plan for Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne” and “Compensation Discussion and Analysis — 2009 Bonus Plan for Mr. Brandt.”

Below is a summary of the material terms of the employment agreements we have with Mr. O’Donnell, as amended (the “O’Donnell Agreement”), Mr. Brandt (the “Brandt Agreement”) and Mr. Powdermaker (the “Powdermaker Agreement”) and the separation and transition services agreement we had with each of Mr. Wynne (the “Wynne Agreement”) and Mr. Wingfield (the “Wingfield Agreement”) that are relevant to the understanding of the information included in the Summary Compensation Table above.

O’Donnell Agreement

We entered into the O’Donnell Agreement on September 2, 2008. Under the terms of this agreement, Mr. O’Donnell was entitled to receive an initial annual base salary of $340,000 and, for the fiscal year ending December 31, 2008, was eligible to receive a bonus of up to $113,000 based on the achievement of certain performance objectives. For subsequent years, the O’Donnell Agreement provided that Mr. O’Donnell is eligible to receive a bonus of up to 100% of his base salary based on the achievement of certain performance objectives to be determined on an annual basis.

In addition, in connection with Mr. O’Donnell’s appointment as Chief Executive Officer and President in 2008, he was granted a stock option under the 2004 Plan to purchase 375,000 shares of common stock of the Company. 25% of the shares subject to the stock option vested on September 2, 2009, and the remaining shares vest monthly thereafter, in equal installments, over the following three years.

Under the O’Donnell Agreement, Mr. O’Donnell is also entitled to reimbursements for commuting, relocation and travel expenses as follows:

•	from September 2, 2008 and until September 30, 2008, Mr. O’Donnell was entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by him for living expenses in the New Jersey area and weekly travel to and from his residence in the Dallas, Texas area;
•	from October 1, 2008 and until the earlier of July 1, 2009 and Mr. O’Donnell’s relocation to the New Jersey area, Mr. O’Donnell was entitled to reimbursement by the Company for up to $12,000 per month for reasonable and documented out-of-pocket expenses incurred by Mr. O’Donnell for living expenses in the New Jersey area and travel to and from his residence in the Dallas, Texas area;
•	from June 16, 2009 and until the earlier of July 1, 2010 and Mr. O’Donnell’s relocation to the New Jersey area, Mr. O’Donnell was entitled to reimbursement by the Company for up to $6,500 per month for reasonable and documented out-of-pocket expenses incurred by Mr. O’Donnell for living expenses in the New Jersey area and travel to and from his residence in the Dallas, Texas area;
•	from February 22, 2010 and until Mr. O’Donnell’s relocation to the Virginia area, Mr. O’Donnell is entitled to reimbursement by the Company for up to $6,500 per month for reasonable and documented out-of-pocket expenses incurred by Mr. O’Donnell for living expenses in the Virginia area and travel to and from his residence in the Dallas, Texas area; and
•	Mr. O’Donnell was entitled to reimbursement for up to $75,000 of his documented relocation and moving expenses related to his relocation to the New Jersey area.

Brandt Agreement

Effective October 1, 2009, we entered into the Brandt Agreement. Under this agreement Mr. Brandt is entitled to an initial annual base salary of $260,000 and, for the fiscal year ended December 31, 2009, was eligible to receive a bonus of up to $32,500 based on the achievement of certain performance metrics. For subsequent fiscal years, Mr. Brandt is eligible to receive an annual bonus based on the achievement of certain performance objectives.

In addition, in connection with his employment, Mr. Brandt was granted a stock option under the 2004 Plan to purchase 250,000 shares of common stock of the Company. 25% of the shares subject to the stock option vest on October 1, 2010, and the remaining shares will vest monthly thereafter, in equal installments, over the following three years.

The Brandt Agreement also provides Mr. Brandt with reimbursements for commuting, relocation and living expenses as follows:

•	until the earlier of September 1, 2010 or Mr. Brandt’s relocation to the Herndon, Virginia area, Mr. Brandt is entitled to reimbursement by the Company for up to $5,500 per month of Mr. Brandt’s reasonable and documented out-of-pocket expenses incurred by him for living expenses in the Herndon, Virginia area and travel to and from his residence in Connecticut; and
•	Mr. Brandt is entitled to reimbursement for up to $85,000 of his documented relocation and moving expenses related to his relocation to the Herndon, Virginia area, which will be “grossed up” once for tax purposes and subject to repayment in certain circumstances.

Furthermore, Mr. Brandt was also entitled to reimbursement of up to $2,500 for all reasonable and documented attorney and professional fees incurred by Mr. Brandt in connection with the negotiation and review of the Brandt Agreement.

Powdermaker Agreement

On January 5, 2009, we entered into the Powdermaker Agreement. Under the terms of the agreement, Mr. Powdermaker is entitled to an initial annual base salary of $250,000 and, beginning with the fiscal year ending December 31, 2009, is eligible to participate in the Company’s bonus plan and receive an annual bonus of up to 80% of his base salary based on the achievement of certain performance objectives.

In addition, in connection with his employment in December 2008, Mr. Powdermaker was granted a stock option under the 2004 Plan to purchase 225,000 shares of common stock of the Company. 25% of the shares subject to the stock option vested on December 22, 2009, and the remaining shares will vest monthly thereafter, in equal installments, over the following three years.

Wynne Agreement

The material terms of the Wynne Agreement are discussed under the captions, “— Potential Payments Upon Termination or Change in Control — John B. Wynne, Jr.” below.

Wingfield Agreement

The material terms of the Wingfield Agreement are discussed under the captions, “— Potential Payments Upon Termination or Change in Control — W. Terrell Wingfield, Jr.” below.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards, stock appreciation right awards and unvested stock awards as of December 31, 2009. The market value of our stock awards is based on the closing price on December 31, 2009 of our common stock of $2.49.

	Options Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shawn F. O’Donnell	—		—		—	—	2,333	(2)(3)	$5,809	—		—
	20,446	(3)	6,816	(3)(4)	$5.41	7/12/2017	—		—	—		—
	7,633	(3)	—		$4.73	8/21/2017	—		—	—		—
	7,000	(3)	—		$3.69	6/18/2018	—		—	—		—
	117,187	(5)	257,813	(5)	$3.71	9/2/2018	—		—	—		—
	—		—		—	—	4,666	(3)(6)	$11,618	—		—
	31,249	(7)	118,751	(7)	$1.63	2/18/2019	—		—	—		—
	—		—		—	—	—		—	32,500	(1)	$80,925
Gary G. Brandt	—		250,000	(8)	$2.40	10/1/2019	—		—	—		—
Steven Heap	44,301		—		$7.63	3/16/2014	—		—	—		—
	34,375		—		$15.04	11/10/2014	—		—	—		—
	32,714		—		$23.07	2/22/2015	—		—	—		—
	81,786	(9)	5,453	(9)	$4.27	8/17/2016	—		—	—		—
	—		—		—	—	8,391	(10)	$20,894	—		—
	15,493	(11)	18,312	(11)	$4.61	2/20/2018	—		—	—		—
	7,291	(7)	27,709	(7)	$1.63	2/18/2019	—		—	—		—
	—		—		—	—	—		—	2,349	(12)	$5,849
	—		—		—	—	—		—	7,584	(1)	$18,884
Dan Powdermaker	56,250	(13)	168,750	(13)	$1.69	12/22/2018	—		—	—		—
	—		—		—	—	—		—	10,834	(1)	$26,977
W. Terrell Wingfield, Jr.	—		—		—	—	9,120	(10)	$22,709	—		—
	155,055	(14)	35,782	(14)	$4.79	9/29/2016	—		—	—		—
	15,993	(11)	18,902	(11)	$4.61	2/20/2018	—		—	—		—
	10,416	(7)	39,584	(7)	$1.63	2/18/2019	—		—	—		—
	—		—		—	—	—		—	2,529	(12)	$6,298
	—		—		—	—	—		—	10,834	(1)	$26,977
John B. Wynne, Jr.	—		—		—	—	9,120	(10)	$22,709	—		—
	151,079	(15)	39,758	(15)	$4.68	10/16/2016	—		—	—		—
	17,493	(11)	20,674	(11)	$4.61	2/20/2018	—		—	—		—
	10,416	(7)	39,584	(7)	$1.63	2/18/2019	—		—	—		—
	—		—		—	—	—		—	2,710	(12)	$6,748
	—		—		—	—	—		—	10,834	(1)	$26,977

(1)	The amounts shown represent the minimum number of shares of restricted stock available under our 2009 Performance Share Awards upon attainment of corporate performance metrics of the Company. These grants are described in detail in the section entitled “Compensation Discussion and Analysis — Long

Term Incentive Compensation — 2009 Performance Share Awards” earlier in this Proxy Statement. The values are calculated based on the minimum number of shares vesting upon the achievement of corporate performance metrics of the Company. Our Compensation Committee determined in February 2010 that, based on the Company’s performance, none of these performance shares vested.
(2)	Represents unvested shares of restricted stock, which will vest on August 21, 2010.
(3)	Represents grants made to Mr. O’Donnell while Mr. O’Donnell was a director but prior to his appointment as our Chief Executive Officer and President.
(4)	Represents a stock option, which fully vests on July 13, 2010.
(5)	Represents a stock option. 25% of the shares vested on September 2, 2009, and the remaining shares vest monthly thereafter, in equal installments over the following two years.
(6)	Represents unvested shares of restricted stock. 2,333 will vest on June 19, 2010 and June 19, 2011, respectively.
(7)	Represents stock appreciation rights, which vest monthly in 48 equal installments over a four year period with the first installment having vested on March 31, 2009.
(8)	Represents a stock option. 25% of the shares vest on October 1, 2010, and the remaining shares vest monthly thereafter, in equal installments over the following three years.
(9)	Represents a stock option, which vests as follows: 8,330 shares vested on August 18, 2006 and the remaining shares vest monthly in equal installments thereafter over a three-year, seven-month period.
(10)	Represents restricted stock units, which will vest on February 28, 2010.
(11)	Represents stock appreciation rights, which vest monthly in 48 equal installments over a four year period with the first installment having vested on March 31, 2008.
(12)	Represents two-thirds of the unvested shares of restricted stock granted pursuant to 2008 Performance Share Awards. 50% of the shares of restricted stock vest on February 17, 2010 and the remaining shares vest on February 17, 2011.
(13)	Represents a stock option. 25% of the shares vested on December 22, 2009 and the remaining shares vest monthly thereafter, in equal installments over the following three years.
(14)	Represents a stock option, which vests monthly in 48 equal installments, over a four year period, with the first installment having vested on October 31, 2006.
(15)	Represents a stock option, which vests monthly in 48 equal installments over a four year period with the first installment having vested on November 30, 2006.

Option Exercises and Stock Vested

The following table sets forth information with respect to our named executive officers concerning the vesting of stock awards during the year ended December 31, 2009. None of our named executive officers exercised stock options during the year ended December 31, 2009.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Shawn F. O’Donnell	2,334	(3)	$4,645
	2,333	(4)	$6,042
Gary G. Brandt(1)	—		—
Steven Heap	8,391	(5)	$12,419
	1,174	(6)	$1,914
Dan Powdermaker(1)	—		—
W. Terrell Wingfield, Jr.	9,121	(7)	$13,499
	1,264	(8)	$2,060
John B. Wynne, Jr.	9,121	(9)	$13,499
	17,500	(10)	$41,120
	1,355	(11)	$2,209

(1)	Messrs. Brandt and Powdermaker did not exercise any stock options or hold any stock awards that vested in 2009.
(2)	Amounts shown reflect the market value of our common stock on the vesting date.
(3)	Includes 827 shares of restricted stock withheld by us at the election of Mr. O’Donnell to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(4)	Includes 827 shares of restricted stock withheld by us at the election of Mr. O’Donnell to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(5)	Includes 3,223 shares of restricted stock withheld by us at the election of Mr. Heap to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(6)	Includes 379 shares of restricted stock withheld by us at the election of Mr. Heap to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(7)	Includes 3,704 shares of restricted stock withheld by us at the election of Mr. Wingfield to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(8)	Includes 435 shares of restricted stock withheld by us at the election of Mr. Wingfield to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(9)	Includes 3,797 shares of restricted stock withheld by us at the election of Mr. Wynne to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(10)	Includes 6,199 shares of restricted stock withheld by us at the election of Mr. Wynne to pay the minimum withholding tax due upon vesting of restricted stock in 2009.
(11)	Includes 480 shares of restricted stock withheld by us at the election of Mr. Wynne to pay the minimum withholding tax due upon vesting of restricted stock in 2009.

Pension Benefits

We do not have any qualified or nonqualified defined benefit plan.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Our named executive officers are entitled to certain compensation in the event of termination of their employment. This section is intended to discuss these post-employment payments, assuming separation from employment on December 31, 2009 on the terms currently in effect between our named executive officers and us.

We have entered into employment agreements with Mr. O’Donnell (the “O’Donnell Agreement”), Mr. Brandt (the “Brandt Agreement”) and Mr. Powdermaker (the “Powdermaker Agreement”) and employment letters, with each of Messrs. Heap and Wingfield (as amended, each an “Employment Letter” and collectively, with the O’Donnell Agreement and the Powdermaker Agreement, the “Employment Letters”). Prior to the termination of his employment, Mr. Wynne also had an employment letter with us.

In April 2008, we amended the Employment Letters with each of Messrs. Heap and Wingfield. Each of the Employment Letters was amended to provide that the definition of “Good Reason” be revised in accordance with Section 409A of the Code to include only the following events: (1) a substantial diminution or other substantive adverse change, not consented to by the executive, in the nature or scope of his responsibilities, authorities, powers, functions or duties; (2) an involuntary material reduction in the executive’s base salary; (3) a breach by the Company of any of its other material obligations under the applicable Employment Letter; or (4) a material change in the geographic location at which the executive must perform his services, provided that, in each instance, the executive provides the Company with 90-day prior written notice of such event and the Company subsequently has a 30-day period to cure any such event. In addition, each of the applicable Employment Letters with Messrs. Heap and Wingfield was revised to require a six-month delay to the payment of severance to the executive to the extent required by Section 409A of the Code to avoid the imposition of the 20 percent excise tax. If a six-month delay is required, the initial payment to the executive shall include a catch-up amount covering amounts that would otherwise have been paid during the six-month period. Further, any such deferred payment will earn simple interest calculated at the short-term applicable federal rate in effect on the date of the executive’s separation from service. The amendment intended to make the Employment Letter compliant with the provisions of Section 409A of the Code and did not change the economic terms of severance under the Employment Letter other than to require a six-month delay to the payment of severance to the executive to the extent required by Section 409A of the Code.

The Employment Letters with Messrs. O’Donnell, Brandt and Powdermaker were entered into in September 2008, September 2009 and January 2009, respectively as discussed under the caption “ — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards”, and include the provisions described above. The definition of “Good Reason” under each of the O’Donnell Agreement and Brandt Agreement also includes any involuntary material reduction in his base salary or target bonus (except for across-the-board reductions similarly affecting all or substantially all of our senior management) and, with respect to Mr. O’Donnell, any requirement that he report to someone other than our Board. The Employment Letters with each of Messrs. O’Donnell, Heap, Powdermaker and Wingfield provide that their employment is “at will” and the employment of each executive officer may be terminated by either party at any time for any reason or no reason.

Severance Benefits

If (i) we terminate Mr. O’Donnell’s or Mr. Powdermaker’s employment without cause (as defined in the O’Donnell Agreement or the Powdermaker Agreement, as applicable) either (a) before a change in control (as defined in the O’Donnell Agreement or Powdermaker Agreement, as applicable) of the Company or (b) within 12 months of a change in control of the Company, or (ii) Mr. O’Donnell or Mr. Powdermaker terminates his employment for good reason (as defined in the O’Donnell Agreement or Powdermaker Agreement, as applicable) within 12 months of a change in control of the Company, Mr. O’Donnell and Mr. Powdermaker will each be entitled to receive:

•	a severance payment equal to the officer’s one year base salary at the rate in effect on the date of termination;
•	reimbursement for certain COBRA payments for a period of one year following the date of termination;

•	an amount equal to potential employer contributions to our retirement plan for one year; and
•	any accrued and unpaid salary and vacation time as of the date of termination.

The total amounts paid Mr. O’Donnell or Mr. Powdermaker, as applicable, under the second and third bullet points cannot be more than $25,000. In addition, in the event we terminate Mr. O’Donnell’s employment without cause within 12 months of a change in control of the Company or Mr. O’Donnell terminates his employment for good reason within 12 months of a change in control of the Company, he is entitled to receive a lump sum payment in an amount equal to the bonus paid to Mr. O’Donnell in the prior fiscal year. In February 2010, we amended the O’Donnell Agreement to revise the lump sum payment equal to his target bonus opportunity then in effect. In the event we terminate Mr. Powdermaker’s employment without cause within 12 months of a change in control of the Company or Mr. Powdermaker terminates his employment for good reason within 12 months of a change in control of the Company, he is entitled to receive a lump sum payment equal to his bonus payment in the preceding fiscal year.

If (i) we terminate Mr. Brandt’s employment without cause (as defined in the Brandt Agreement) either (a) before a change in control (as defined in the Brandt Agreement) of the Company or (b) within 12 months of a change in control of the Company or (ii) Mr. Brandt terminates his employment for good reason (as defined in the Brandt Agreement) within 12 months of a change in control of the Company, Mr. Brandt will be entitled to receive:

•	a severance payment equal to his 12-month base salary at the rate in effect on the date of termination;
•	reimbursement for certain COBRA payments for a period of one year following the date of termination; and
•	any accrued and unpaid salary and vacation time as of the date of termination.

If we terminate Mr. Heap’s employment without cause (as defined in his Employment Letter) or if Mr. Heap terminates his employment for good reason (as defined in his Employment Letter) within six months following a change in control (as defined in his Employment Letter), Mr. Heap will be entitled to receive:

•	a severance payment equal to his one year base salary at the rate in effect on the date of termination;
•	reimbursement for certain COBRA payments for a period of one year following the date of termination; and
•	any accrued and unpaid salary and vacation time as of the date of termination.

If we terminate Mr. Wingfield’s employment without cause (as defined in his Employment Letters) or if Mr. Wingfield terminates his employment for good reason (as defined in his Employment Letters), Mr. Wingfield will be entitled to receive:

•	a severance payment equal to the officer’s one year base salary at the rate in effect on the date of termination;
•	reimbursement for certain COBRA payments for a period of one year following the date of termination;
•	an amount equal to potential employer contributions to our retirement plan for one year; and
•	any accrued and unpaid salary and vacation time as of the date of termination.

The total amounts paid to Mr. Wingfield under the second and third bullet points cannot be more than $25,000.

Treatment of Stock Options, Restricted Stock Units, Stock Appreciation Rights and Restricted Stock Awards

Generally, the stock options, restricted stock units, stock appreciation rights and restricted stock awards held by Messrs. O’Donnell, Brandt, Heap and Powdermaker, and by Mr. Wingfield until the end of his transition period, contain acceleration provisions. These acceleration provisions provide for acceleration of vesting upon a change in control of the Company. Generally, in connection with a change in control (as defined in the respective agreements), if the grant is assumed or replaced in accordance with its terms,

•	50% of the then unvested portion of the grant will vest upon the change in control, with the remaining unvested portion vesting equally over the remaining portion of the vesting term, provided that the officer is employed by the Company or a subsidiary or is associated with the Company or subsidiary as a director or consultant on the applicable vesting dates; and
•	if at any time during the twelve-month period following the change in control, the Company terminates the officer for any reason other than for cause (as defined in the respective agreements), then the grant will fully vest.

If the grant is not assumed or replaced in accordance with the terms of the applicable equity award agreement, 100% of the grant will vest upon the change in control.

Mr. O’Donnell was granted a stock option under our 2004 Plan to purchase 375,000 shares of our common stock. In the event of a change in control of the Company (as defined in our September 2008 non-qualified stock option agreement with Mr. O’Donnell) where the stock option is not assumed or replaced, any unvested shares underlying Mr. O’Donnell’s stock option to purchase 375,000 shares will accelerate in full. In addition, we may pay in cash the difference, if any, of the consideration per share received in connection with a change in control over the exercise price per share of the stock option to purchase 375,000 shares.

In addition to the provisions in the Employment Letters and stock option, restricted stock unit, stock appreciation rights and restricted stock agreements discussed above, certain of our named executive officers’ other option agreements, restricted stock unit agreements and restricted stock agreements, as the case may be, contain additional acceleration provisions triggered by a change in control, as defined in those agreements.

Treatment of 2008 Performance Share Awards

As discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we granted Performance Share Awards in 2008 to Messrs. Heap and Wingfield, which resulted in the issuance of 3,523 shares of restricted stock to Mr. Heap and 3,794 shares of restricted stock to Mr. Wingfield. If either of Messrs. Heap or Wingfield ceases to be an employee or director of, or consultant or advisor to, the Company or a subsidiary for any reason (including death) prior to vesting of the restricted stock, any shares not vested will immediately and automatically be forfeited and returned to the Company. In addition, with respect to Mr. Wingfield, if no change in control of the Company occurs by June 30, 2010, which is the end of the transition period under his separation and transition services agreement, 1,265 of his unvested shares of restricted stock issued pursuant to his 2008 Performance Share Award will be forfeited and returned to the Company. If there is a change in control of the Company and the shares of restricted stock are assumed or otherwise continued in effect or replaced with a cash incentive program:

•	upon the closing of the change in control of the Company, the restrictions on the restricted stock will lapse as to 50% of the unvested restricted stock, with the remaining unvested portion vesting equally over the remaining portion of the vesting term, provided that the executive officer is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date; and
•	if within 12 months of such change in control of the Company, the executive officer’s employment with the Company is terminated (other than a termination for cause, as defined in the applicable agreement), then all restrictions shall lapse.

If the shares of restricted stock are not assumed or otherwise continued in effect or replaced with a cash incentive program, then all restrictions lapse immediately prior to the consummation of the change in control.

Treatment of 2009 Performance Share Awards

As discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we granted 2009 Performance Share Awards to Messrs. O’Donnell, Heap, Powdermaker, Wingfield and Wynne under which shares of restricted stock would be granted in 2010 if the corporate performance metrics were met. In the event a change in control of the Company occurred in 2009, the 2009 Performance Share

Awards provide that the executive will be issued a number of shares of common stock equal to the number of target shares under the 2009 Performance Share Awards as of the consummation of the change in control, free of any restrictions.

Additional Provisions

Generally, the Employment Letters also contain provisions that generally prevent our named executive officers from competing with us, attempting to hire our employees, or soliciting any of our customers during the respective terms of their employment and for the one year following their termination.

The following table outlines the potential payments that would be made to Messrs. O’Donnell, Brandt, Heap, Powdermaker and Wingfield, assuming separation from the Company on December 31, 2009.

Payments and Benefits	Involuntary Termination without cause before a change in control		By Executive for Good Reason before a change in control		Change In Control		Involuntary Termination without cause after a change in control		By Executive for Good Reason after a change in control
Shawn F. O’Donnell
Severance	$340,000	(1)	$—		$—		$402,150	(2)	$402,150	(2)
Accelerated Vesting of Equity Awards	$—		$—		$59,777	(3)	$59,777	(3)	$—
Performance Shares	$—		$—		$161,850	(4)	$—		$—
Other Benefits	$25,000	(5)	$—		$—		$25,000	(5)	$25,000	(5)
Gary G. Brandt
Severance	$260,000	(1)	$—		$—		$260,000	(6)	$260,000	(6)
Accelerated Vesting of Equity Awards	$—		$—		$11,250	(7)	$11,250	(7)	$—
Performance Shares	$—		$—		$—		$—		$—
Other Benefits	$15,165	(8)	$—		$—		$15,165	(8)	$15,165	(8)
Steven Heap
Severance	$255,000	(1)	$—		$—		$255,000	(9)	$255,000	(9)
Accelerated Vesting of Equity Awards	$—		$—		$22,362	(10)	$22,362	(10)	$—
Performance Shares	$—		$—		$40,691	(4)(11)	$2,925	(11)	$—
Other Benefits	$9,694	(8)	$—		$—		$9,694	(8)	$9,694	(8)
Dan Powdermaker
Severance	$250,000	(1)	$—		$—		$250,000	(12)	$250,000	(12)
Accelerated Vesting of Equity Awards	$—		$—		$67,500	(13)	$67,500	(13)	$—
Performance Shares	$—		$—		$53,951	(4)	$—		$—
Other Benefits	$25,000	(5)	$—		$—		$25,000	(5)	$25,000	(5)
W. Terrell Wingfield, Jr.
Severance	$250,000	(1)	$250,000	(1)	$—		$250,000	(1)	$250,000	(1)
Accelerated Vesting of Equity Awards	$—		$—		$28,375	(14)	$28,375	(14)	$—
Performance Shares	$—		$—		$57,101	(4)(11)	$3,150	(11)	$—
Other Benefits	$25,000	(5)	$25,000	(5)	$—		$25,000	(5)	$25,000	(5)

(1)	Executive is entitled to an amount equal to the sum of one times his base salary in effect on the date of termination.
(2)	Upon termination of Mr. O’Donnell’s employment by the Company without cause or by Mr. O’Donnell for good reason within twelve months of change in control, Mr. O’Donnell is entitled to severance in an amount equal to the sum of (a) one times his base salary in effect on the date of termination and (b) an amount equal to the bonus compensation paid to him in the immediately preceding fiscal year. Mr. O’Donnell received a $62,150 bonus for his performance in 2008.
(3)	Upon a change in control, assuming that the successor company does not assume or replace Mr. O’Donnell’s equity grants, 50% of Mr. O’Donnell’s unvested stock appreciation rights, stock options and restricted stock will vest. As a result, Mr. O’Donnell would be entitled to an incremental value of $51,063, $0 and $8,714 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year. Upon Mr. O’Donnell’s termination without cause within twelve months of a change in control, assuming that the successor company does not assume or replace Mr. O’Donnell’s equity grants, the remaining 50% of Mr. O’Donnell’s unvested stock appreciation rights, stock options and restricted stock will vest. As a result, Mr. O’Donnell would be entitled to an additional incremental value of $51,063, $0 and $8,714 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year.
(4)	In the event of a change in control of the Company prior to December 31, 2009, Messrs. O’Donnell, Heap, Powdermaker and Wingfield would receive a number of shares of our common stock under the 2009 Performance Share Awards equal to 100% of their respective target shares as follows: Mr. O’Donnell: 65,000; Mr. Heap: 15,167; Mr. Powdermaker: 21,667; and Mr. Wingfield: 21,667. At the closing price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year, the value of the shares due to the Mr. O’Donnell, Mr. Heap, Mr. Powdermaker and Mr. Wingfield under the 2009 Performance Share Awards would be as follows: Mr. O’Donnell: $161,850; Mr. Heap: $37,766; Mr. Powdermaker: $53,951; and Mr. Wingfield: $53,951.
(5)	Represents amounts for reimbursement for certain COBRA payments for a period of one year following the date of termination and amounts for potential employer contributions to our retirement plan for one year following the date of termination. Pursuant to the terms of the Employment Letters for each of Messrs. O’Donnell, Powdermaker and Wingfield, the total of these two benefits cannot exceed $25,000.
(6)	Upon termination of Mr. Brandt’s employment by the Company without cause or by Mr. Brandt for good reason within twelve months of a change in control, Mr. Brandt is entitled to severance in an amount equal to his twelve-month base salary in effect on the date of termination.
(7)	Upon a change in control, assuming that the successor company does not assume or replace Mr. Brandt’s stock options, 50% of Mr. Brandt’s stock options will vest. As a result, Mr. Brandt would be entitled to an incremental value of $11,250 attributable to gains realized for the acceleration of the unvested stock options, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year. Upon Mr. Brandt’s termination without cause within twelve months of a change in control, assuming that the successor company does not assume or replace Mr. Brandt’s stock options, the remaining 50% of Mr. Brandt’s unvested stock options will vest. As a result, Mr. Brandt would be entitled to an additional incremental value of $11,250 attributable to gains realized for the acceleration of the unvested stock options, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year.
(8)	Represents amounts for reimbursement for certain COBRA payments for a period of one year following the date of termination.
(9)	Upon termination of Mr. Heap’s employment by the Company without cause or by Mr. Heap for good reason within six months of a change in control, Mr. Heap is entitled to severance in an amount equal to his one year base salary in effect on the date of termination.
(10)	Upon a change in control, assuming that the successor company does not assume or replace Mr. Heap’s equity grants, 50% of Mr. Heap’s unvested stock appreciation rights, stock options and restricted stock units will vest. As a result, Mr. Heap would be entitled to an incremental value of $11,915, $0 and $10,447 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock units, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year. Upon Mr. Heap’s termination without cause within twelve months of a change in control, assuming that the successor company does not assume or replace Mr. Heap’s equity grants, the remaining 50% of Mr. Heap’s stock appreciation rights, stock options and restricted stock units will vest. As a result, Mr. Heap would be entitled to an additional incremental value of $11,915, $0 and $10,447 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock units, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year.
(11)	As more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our Compensation Committee determined in February 2009 that Mr. Heap and Mr. Wingfield were entitled to 3,523 and 3,794 shares of restricted stock, respectively, under the 2008 Performance Share Awards based on the attainment of certain of the corporate performance metrics. One-third of the shares of restricted stock that were earned by Messrs. Heap and Wingfield vested in 2009. In the event of a change in control at December 31, 2009, 50% of the remaining two-thirds of the shares of restricted stock that were earned by Messrs. Heap and Wingfield under the 2008 Performance Share Awards would vest. As a result, Mr. Heap and Mr. Wingfield would be entitled to an incremental value of $2,925 and $3,150, respectively, attributable to gains realized for the acceleration of 50% of the unvested shares of restricted stock. Upon a termination within 12 months of a change in control, Messrs. Heap and Wingfield would be entitled to an additional incremental value of $2,925 and $3,150, respectively, attributable to gains realized for the acceleration of the remaining 50% of the unvested shares of restricted stock.
(12)	Upon termination of Mr. Powdermaker’s employment by the Company without cause or by Mr. Powdermaker for good reason within twelve months of a change in control, Mr. Powdermaker is entitled to severance in an amount equal to the sum of (a) one times his base salary in effect on the date of termination and (b) an amount equal to the bonus compensation paid to him in the immediately preceding fiscal year. Mr. Powdermaker did not receive a bonus for his performance in 2008 because Mr. Powdermaker was hired in December 2008 and was not entitled to a bonus in 2008.
(13)	Upon a change in control, assuming that the successor company does not assume or replace Mr. Powdermaker’s stock options, 50% of Mr. Powdermaker’s stock options will vest. As a result, Mr. Powdermaker would be entitled to an incremental value of $67,500 attributable to gains realized for the acceleration of the unvested stock options, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year. Upon Mr. Powdermaker’s termination without cause within twelve months of a change in control, assuming that the successor company does not assume or replace Mr. Powdermaker’s stock options, the remaining 50% of Mr. Powdermaker’s unvested stock options will vest. As a result, Mr. Powdermaker would be entitled to an additional incremental value of $67,500 attributable to gains realized for the acceleration of the unvested stock options, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year.
(14)	Upon a change in control, assuming that the successor company does not assume or replace Mr. Wingfield’s equity grants, 50% of Mr. Wingfield’s unvested stock appreciation rights, stock options and restricted stock units will vest. As a result, Mr. Wingfield would be entitled to an incremental value of $17,021, $0 and $11,354 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock units, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year. Upon Mr. Wingfield’s termination without cause within twelve months of a change in control, assuming that the successor company does not assume or replace Mr. Wingfield’s equity grants, the remaining 50% of Mr. Wingfield’s stock appreciation rights, stock options and restricted stock units will vest. As a result, Mr. Wingfield would be entitled to an additional incremental value of $17,021, $0 and $11,354 attributable to gains realized for the acceleration of the unvested stock appreciation rights, stock options and restricted stock units, respectively, as of December 31, 2009, using the closing stock price of $2.49 on December 31, 2009, the last trading day of our 2009 fiscal year.

The amounts shown in the above table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis generally to salaried employees upon termination of employment. This includes accrued salary and vacation pay.

John B. Wynne, Jr.

On September 1, 2009, Mr. Wynne, our former Chief Financial Officer, was terminated without cause effective November 15, 2009. In connection with Mr. Wynne’s departure the Company entered into a Separation and Transition Services Agreement with Mr. Wynne (the “Wynne Separation Agreement”).

Under the Wynne Separation Agreement, we agreed to engage Mr. Wynne as a consultant from November 16, 2009 through March 31, 2010 (the “Transition Period”). During the Transition Period, Mr. Wynne’s

services in his capacity as a consultant were limited to advice with respect to historical accounting and financial reporting activities, as assigned by the our Chief Executive Officer and President from time to time. As compensation for Mr. Wynne’s service as a consultant during the Transition Period, the Company agreed to pay Mr. Wynne at the rate of $5,000 per month, which was pro-rated for the month of November 2009. If Mr. Wynne was assigned to spend more than 15 hours per month during the Transition Period, we agreed to pay Mr. Wynne at the rate of $350 per hour for any additional hours over 15 hours worked by Mr. Wynne in any month during the Transition Period. We also agreed to reimburse Mr. Wynne for all reasonable expenses incurred by him in performing services during the Transition Period in accordance with our policies and procedures as in effect from time to time.

In accordance with the Wynne Separation Agreement, Mr. Wynne received the following separation payments from the Company:

•	In accordance with the terms of the employment letter with Mr. Wynne dated as of October 16, 2006, as amended April 23, 2008, Mr. Wynne was paid in November 2009 a lump sum payment of $300,000, consisting of:
º	Twelve months’ base salary, equal to $275,000; and
º	$25,000 as reimbursement for payments under COBRA for a period of one year and potential employer contributions to the Company’s retirement plan for one year;
•	Payment for accrued but unused vacation through his termination date in an amount equal to $3,702;
•	A lump sum payment payable on the earlier of March 31, 2010 or the date that bonus awards are paid to our senior executive officers under the 2009 Short-Term Cash Incentive Bonus Plan, consisting of an amount equal to either (i) 91.66% of Mr. Wynne’s target bonus, based on the Company’s achievement of the corporate performance metrics under the 2009 Bonus Plan, as determined by the Board or the Compensation Committee, or (ii) if the Board or the Compensation Committee exercises its discretion and grants bonus awards to the Company’s senior executive officers (other than the President and Chief Executive Officer) based on such discretion, 91.66% of Mr. Wynne’s target bonus under the Bonus Plan multiplied by the average percentage of the target bonuses awarded to certain of the Company’s senior executive officers. This amount was determined by our Compensation Committee to be $0; and
•	Mr. Wynne also received on September 1, 2009 a grant of 17,500 shares of restricted stock of the Company under the 2004 Plan, which fully vested on November 15, 2009.

In addition, until March 31, 2010, any equity granted to Mr. Wynne continued to vest. On March 31, 2010, any unvested equity previously granted to Mr. Wynne was cancelled and the vested equity continues to be exercisable for a period of 90 days after March 31, 2010.

W. Terrell Wingfield, Jr.

Effective February 28, 2010, Mr. Wingfield, our former General Counsel and Secretary, was terminated without cause. In connection with Mr. Wingfield’s departure, we entered into a Separation and Transition Services Agreement with Mr. Wingfield (the “Wingfield Separation Agreement”). Under the Wingfield Separation Agreement, we agreed to engage Mr. Wingfield as a consultant from March 1, 2010 through June 30, 2010 (the “Transition Period”). During the Transition Period, Mr. Wingfield’s services in his capacity as a consultant will be limited to advice with respect to historical activities in connection with ongoing arbitration matters, our annual proxy and other filings with the Securities and Exchange Commission. As compensation for Mr. Wingfield’s service as a consultant during the Transition Period, we agreed to pay Mr. Wingfield at the rate of $5,000 per month. If Mr. Wingfield is assigned to spend more than 15 hours per month during the Transition Period, we agreed to pay Mr. Wingfield at the rate of $350 per hour for any additional hours over 15 hours worked by Mr. Wingfield in any month during the Transition Period. We agreed to reimburse Mr. Wingfield for all reasonable expenses incurred by him in performing services during the Transition Period in accordance with our policies and procedures as in effect from time to time.

In accordance with the Wingfield Separation Agreement, Mr. Wingfield received the following separation payments from the Company:

•	In accordance with the terms of Mr. Wingfield’s employment letter, dated as of September 20, 2006, as amended April 23, 2008, Mr. Wingfield was paid in February 2010 a lump sum payment of $275,000, consisting of:
º	Twelve months’ base salary, equal to $250,000; and
º	$25,000 as reimbursement for payments under COBRA for a period of one year and potential employer contributions to the Company’s retirement plan for one year;
•	Payment for accrued but unused vacation through his termination date in an amount equal to $4,327;
•	A lump sum payment payable on the earlier of March 12, 2010 or the date that bonus awards are paid to our senior executive officers under the 2009 Short-Term Cash Incentive Bonus Plan, consisting of an amount equal to either (i) 100% of Mr. Wingfield’s target bonus, based on the Company’s achievement of the corporate performance metrics under the 2009 Bonus Plan, as determined by the Compensation Committee, or (ii) if the Board or the Compensation Committee exercises its discretion and grants bonus awards to the Company’s senior executive officers (other than the President and Chief Executive Officer) based on such discretion, 100% of Mr. Wingfield’s target bonus under the Bonus Plan multiplied by the average percentage of the target bonuses awarded to certain of the Company’s senior executive officers. This amount was determined by our Compensation Committee to be $0; and
•	Mr. Wingfield also received on January 12, 2010 a grant of 17,500 shares of restricted stock of the Company under the 2004 Plan, which fully vested on February 28, 2010.

On June 30, 2010, any unvested equity previously granted to Mr. Wingfield will be cancelled and the vested equity will continue to be exercisable for a period of 90 days after June 30, 2010.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the role of the directors, the amount of time that directors expend in fulfilling their duties and the expertise required of Board members.

From the beginning of 2009 and until July 1, 2009, each non-employee member of our Board was entitled to receive fees as follows: $20,000 annual retainer for each director; $5,000 annual retainer for each committee chair, however, the Chairman of our Audit Committee was entitled to receive a $10,000 annual retainer fee and each member of our Audit Committee, other than the Chairman, was entitled to receive an additional $5,000 annual retainer fee; $2,000 per meeting of our Board attended in person; $350 per meeting of our Board attended by teleconference; $1,000 for each committee meeting attended in person and not held on the day of a Board meeting; and $350 for each committee meeting attended by teleconference and not held on the day of a Board meeting. Additionally, the Chairman of the Board received an additional $20,000 annual retainer (if the Chairman of the Board is a non-employee director).

In addition, until July 1, 2009, each non-employee director was entitled to receive, at each year’s annual meeting of stockholders: (i) a stock option to purchase 7,000 shares of our common stock and (ii) 7,000 shares of our restricted stock. The stock options and the shares of restricted stock granted to non-employee directors vest as our Board determines, subject to the non-employee director’s continued service as a director.

Effective as of July 1, 2009, each non-employee member of our Board is entitled to receive fees as follows: $30,000 annual retainer for each director; $15,000 annual retainer for the Audit Committee Chairman; $10,000 annual retainer for the Compensation Committee Chairman; and $5,000 annual retainer for the Nominating and Corporate Governance Committee Chairman. In addition, each member of the Audit Committee, other than the Chairman, will receive a $10,000 annual retainer; each member of the Compensation Committee, other than the Chairman, will receive a $5,000 annual retainer; and each member of the Nominating and Corporate Governance Committee, other than the Chairman, will receive a $2,500 annual retainer. Additionally, the Chairman of the Board receives an additional $20,000 annual retainer (if the Chairman of the Board is a non-employee director). For each Board meeting in excess of six meetings per year (three meetings in the second half of 2009) attended in person, the member will be entitled to an additional meeting fee of $2,000, and for each telephonic meeting attended in excess of 15 meetings (in person and telephonic) per year (seven meetings in the second half of 2009), the member will be entitled to an additional meeting fee of $350.

In addition, effective as of July 1, 2009, each non-employee director receives, at each year’s annual meeting of stockholders, shares of restricted stock in the amount equal to $30,000 in value. The shares of restricted stock granted to non-employee directors vest over a 3-year period, with one-third vesting annually on the anniversary of the grant date.

In November 2004, our Board approved our 2004 Plan pursuant to which each non-employee director will automatically receive a stock option to purchase 25,000 shares of our common stock upon his or her appointment to our Board. In April 2005, our Board modified the initial grant to new non-employee directors under our 2004 Plan. Each newly elected non-employee director has the choice of receiving: (1) no shares of restricted stock and a stock option to purchase 25,000 shares; (2) 1,000 shares of restricted stock and a stock option to purchase 22,000 shares; (3) 2,000 shares of restricted stock and a stock option to purchase 19,000 shares; or (4) 3,000 shares of restricted stock and a stock option to purchase 16,000 shares. The stock options and restricted stock vest during the period of, and subject to, the non-employee director’s continued service as a director.

In 2009, we paid Mr. Mashinsky certain consulting fees in the form of stock options. See discussion under the heading “Certain Relationships and Related Person Transactions” for a description of these consulting arrangements.

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2009. Directors who are employees receive no additional compensation for Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Option Awards ($)(2)(3)		Total ($)
Jose A. Cecin, Jr.	$51,337	$12,040	(5)	$4,695	(6)	$68,072
William M. Freeman	$18,128	$12,040	(5)	$4,695	(6)	$34,863
Randall Kaplan(4)	$23,122	$—		$16,768	(7)	$39,890
Stanley C. Kreitman	$37,750	$12,040	(5)	$4,695	(6)	$54,485
Alex Mashinsky(4)	$5,333	$—		$120,000	(8)	$125,333
John B. Penney	$38,600	$12,040	(5)	$4,695	(6)	$55,335
Robert M. Pons(4)	$23,805	$—		$16,063	(9)	$39,868
David C. Reymann(4)	$42,266	$—		$18,683	(10)	$60,949
Michael J. Ruane(4)	$10,900	$—		$—		$10,900
Jill Thoerle	$29,969	$—		$4,695	(6)	$34,664

(1)	Amount listed reflects the grant date fair value of stock awards granted to each director in 2009 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Footnote 1 to our Consolidated Financial Statements presented in the 2009 Form 10-K.
(2)	The following table shows the total number of outstanding stock options, and shares of outstanding and restricted stock as of December 31, 2009 that have been issued as director compensation.
(3)	Amount listed reflects the grant date fair value of stock options granted to each director in 2009 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Footnote 1 to our Consolidated Financial Statements presented in the 2009 Form 10-K.
(4)	Mr. Ruane resigned from our Board effective April 9, 2009, and Mr. Mashinsky resigned from our Board effective March 1, 2009. Mr. Reymann was appointed to our Board in January 2009, Mr. Pons was appointed to our Board in April 2009 and Mr. Kaplan was appointed to our Board in June 2009.

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Stock Options Outstanding
Jose A. Cecin, Jr.	9,001	23,000
William M. Freeman	7,000	541,343
Randall Kaplan	—	25,000
Stanley C. Kreitman	14,666	42,352
Alex Mashinsky	—	89,833
John B. Penney	13,999	45,623
Robert M. Pons	—	25,000
David C. Reymann	—	25,000
Michael J. Ruane	—	—
Jill Thoerle	7,999	39,080
(5)	Consists of $12,040, representing the grant date fair value of 7,000 shares of restricted stock granted on June 16, 2009.
(6)	Consists of $4,695, representing the grant date fair value of a stock option to purchase 7,000 shares of common stock, which was granted on June 16, 2009.
(7)	Consists of $16,768, representing the grant date fair value of a stock option to purchase 25,000 shares of common stock, which was granted to Mr. Kaplan on June 16, 2009.

(8)	Consists of $120,000, representing the grant date fair value of a stock option to purchase 100,000 shares of common stock, which was granted to Mr. Mashinsky on March 4, 2009 pursuant to his consulting agreement with us.
(9)	Consists of $16,063, representing the grant date fair value of a stock option to purchase 25,000 shares of common stock, which was granted to Mr. Pons on April 9, 2009.
(10)	Consists of $18,683, representing the grant date fair value of a stock option to purchase 25,000 shares of common stock, which was granted to Mr. Reymann on January 28, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009 concerning the number of shares of our common stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))(c)
Equity compensation plans approved by security holders(1)	4,486,485	(2)	$4.74	(3)	705,990	(4)
Equity compensation plans not approved by security holders	—		$—		—
Total	4,486,485	(2)	$4.74	(3)	705,990	(4)

(1)	Consists of the Amended and Restated 1997 Stock Incentive Plan, as amended (the “1997 Plan”), and the 2004 Plan.
(2)	The amount shown includes 265,425 performance shares, which is the maximum number of shares available under our 2009 Performance Share Awards upon attainment of corporate performance metrics of the Company. Our 2009 Performance Share Awards are described in detail in the section entitled “Compensation Discussion and Analysis — Long Term Incentive Compensation — 2009 Performance Share Awards” earlier in this Proxy Statement. Our Compensation Committee determined in February 2010 that, based on the Company’s performance, none of the 265,425 performance shares available under our 2009 Performance Share Awards vested.
(3)	Reflects the weighted average exercise price of stock options and stock appreciation rights.
(4)	Represents 705,990 shares of our common stock available for future issuance under our 2004 Plan. The number of shares issuable under our 2004 Plan may be increased annually by the lowest of (a) 3,000,000 shares of common stock, (b) 5% of the outstanding shares on such date, and (c) an amount determined by our Board. Any increase is subject to the limitation that the aggregate shares issuable under any equity compensation plans maintained by the Company may not exceed 25% of the outstanding shares of the Company on the first day of the fiscal year in which the increase is made. For each of fiscal years 2009 and 2010, our Board determined to increase the number of shares issuable under our 2004 Plan by 500,000 shares each year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Arbinet Corporation:
The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.
•	Discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61, as amended.
•	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with independent registered public accounting firm the independent auditor’s independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

David C. Reymann, Chairman
Jose A. Cecin, Jr.
Randall Kaplan

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that directors and executive officers of the Company and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership of, and changes in ownership of, Company securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2009 were made on a timely basis, except as follows: an initial report of ownership on Form 3 and one report on Form 4 were filed late by Mr. Steven Heap, and one report on Form 4 was filed late by each of Messrs. O’Donnell, Freeman and Kreitman. Mr. Freeman resigned from the Board, effective as of February 11, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In February 2010, we engaged CSMG, an affiliate of TMNG Global, a company for which Mr. Pons serves as the senior vice president, to provide us with consulting services. We paid CSMG $25,000 for its services. In accordance with its pre-approval procedure of related party transactions, our Audit Committee pre-approved this transaction.

In February 2008, we agreed to extend the term of the consulting agreement contained in our Settlement and Standstill Agreement dated July 13, 2007 (the “Mashinsky Agreement”) with Governing Dynamics Investments, LLC and Alex Mashinsky, a member of our Board at the time, for an additional six months. In exchange for additional consulting services provided by Mr. Mashinsky under the extended consulting agreement, we granted Mr. Mashinsky a stock option to purchase 54,524 shares of our common stock at an exercise price of $4.99 per share (adjusted to reflect the special one-time cash payment of $0.40 per share paid by the Company on March 28, 2008). Such stock option vested over the six month term of the consulting arrangement, beginning on February 29, 2008. As of February 29, 2008, the date of grant, this stock option was valued at $272,075, as adjusted to reflect the special one-time cash payment of $0.40 per share paid by the Company on March 28, 2008. The extension to the consulting agreement contained in the Mashinsky Agreement was approved by our Board (with Mr. Mashinsky abstaining). For more information regarding the extension to our consulting agreement with Mr. Mashinsky, please see the Current Report on Form 8-K we filed with the Securities and Exchange Commission on February 11, 2008.

On March 1, 2009, Mr. Mashinsky resigned from our Board. We engaged Mr. Mashinsky to serve as a consultant to the Company pursuant to a Consulting Agreement, dated as of March 4, 2009 (the “Consulting Agreement”), among the Company, the Alex Mashinsky 2001 GRAT (the “Consultant”) and Mr. Mashinsky. The Consulting Agreement was approved by our Board. Under the terms of the Consulting Agreement, Mr. Mashinsky, on behalf of the Consultant, agreed to provide advisory and consulting services to the Company for a period of six months beginning on March 4, 2009. As compensation for the advisory and consulting services, on March 4, 2009, we granted to the Consultant a stock option to purchase 100,000 shares of our common stock at an exercise price of $1.50 per share, which represented the closing price per share of our common stock on the NASDAQ Global Market on March 4, 2009. The stock option vested during the six-month term of the Consulting Agreement at a rate of 16.66% on the final day of each month, beginning on April 30, 2009 and ending on September 30, 2009. For more information regarding the Consulting Agreement, please see the Current Report on Form 8-K we filed with the Securities and Exchange Commission on March 5, 2009.

On May 30, 2008, we entered into a Stock Ownership Agreement (the “Stock Ownership Agreement”) with the Singer Children’s Management Trust (the “Trust”), Gary Singer and Karen Singer (collectively, the “Singer Entities”). The Stock Ownership Agreement was approved by our Board. Under the Stock Ownership Agreement, for purposes of Section 203 of the Delaware General Corporation Law (“Section 203”), we agreed that the Trust may purchase up to 18% of our outstanding voting stock through open market purchases, privately negotiated transactions or otherwise. The Stock Ownership Agreement also provides that if at any time during the three-year period from the date of the Stock Ownership Agreement, the Singer Entities become the owner of 18% or more of our outstanding voting stock, the Singer Entities will not be able to engage in any “business combination” (as defined in Section 203) with us for a period of three years following the date on which the Singer Entities become an owner of 18% or more of our outstanding voting stock. For more information regarding the Stock Ownership Agreement, please see the Current Report on Form 8-K we filed with the Securities and Exchange Commission on June 10, 2008.

On December 19, 2008, we entered into an Amended and Restated Stock Ownership Agreement (the “Amended Stock Ownership Agreement”) with the Singer Entities. The Amended Stock Ownership Agreement was approved by a majority of disinterested members of our Board of Directors. Under the Amended Stock Ownership Agreement, for purposes of Section 203, we agreed that the Trust may purchase up to 5,141,608 shares of our outstanding voting stock (the “Share Limit”). The Amended Stock Ownership Agreement also provides that if at any time during the three year period from the date of the Amended Stock Ownership Agreement, the Singer Entities become the owner of shares of voting stock exceeding the Share Limit, the Singer Entities will not be able to engage in any “business combination” (as defined in Section 203) with us for a period of three years following the date on which the Singer Entities exceeded the Share Limit. For more information regarding the Amended Stock Ownership Agreement, please see the Current Report on Form 8-K we filed with the Securities and Exchange Commission on December 19, 2008.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

All transactions involving directors and executive officers are reviewed on an ongoing basis by our Board or our Audit Committee, and all such transactions must be approved by either our Board or our Audit Committee. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission and the NASDAQ Marketplace Rules. We do not maintain a formal written policy concerning the aforementioned procedures. Our Audit Committee Charter and Code of Ethics each provide guidance on business relations between us and our directors, officers and employees.

ELECTION OF A CLASS OF DIRECTORS
(PROPOSAL NO. 1)

Our amended and restated certificate of incorporation provides for a Board of Directors consisting of three classes, with each class serving for a staggered three-year term. Our Board currently consists of seven directors. Our Class I directors currently are Jose A. Cecin, Jr. and John B. Penney. Our Class II directors currently are Stanley C. Kreitman, Robert M. Pons and David C. Reymann. Our Class III directors currently are Shawn F. O’Donnell and Randall Kaplan. The terms of office of our Class I and Class II directors will expire at the Annual Meetings of Stockholders to be held in 2011 and 2012, respectively, upon the election and qualification of their successors, and the terms of office of our Class III directors will expire at the Annual Meeting.

Mr. Kreitman and Mr. O’Donnell were each originally identified as a candidate for our Board by Karen Singer, trustee of the Singer Children’s Management Trust, one of our stockholders, pursuant to nomination papers dated March 17, 2007 submitted by the Singer Children’s Management Trust to the Company. Mr. Kreitman was originally appointed to our Board as a Class II director, with a term expiring at the 2009 annual meeting of stockholders, and Mr. O’Donnell was originally appointed to the Board as a Class III director with a term expiring at the 2007 annual meeting of stockholders pursuant to certain Settlement and Standstill Agreements (the “Standstill Agreements”) described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2007. Upon the recommendation of our Nominating and Corporate Governance Committee and by a vote of our Board, Mr. O’Donnell was nominated for election at our 2007 annual meeting of Stockholders to our Board as Class III directors pursuant to the Standstill Agreements. The Standstill Period expired on July 13, 2008.

Mr. Kaplan was initially recommended to our Nominating and Corporate Governance Committee for nomination as a director by Canton Holdings, L.L.C., one of our principal stockholders.

At the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Messrs. O’Donnell and Kaplan, who are current Class III directors, for election at the Annual Meeting to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of Mr. O’Donnell and Mr. Kaplan has agreed to stand for election at the Annual Meeting as Class III directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

The persons named as proxies in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of Messrs. O’Donnell and Kaplan as Class III directors. In the event that a nominee should become unable to accept nomination or election (a circumstance that our Board does not expect), the proxies intend to vote for any alternate nominee designated by our Board or, in the discretion of our Board, the position may be left vacant.

Vote Required for the Election of Directors

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees for director. Each share of common stock that is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director. Thus, assuming a quorum is present at the Annual Meeting, the two nominees who receive the most affirmative votes will be elected as Class III directors. For purposes of this vote, abstentions and “broker non-votes” will have no effect on the results of this vote.

Recommendation of Our Board

Our Board recommends that stockholders vote “FOR” the election of Shawn F. O’Donnell and Randall Kaplan as class III directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy (Proposal No. 1).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

The Audit Committee appointed Friedman LLP, as our independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2010. The Board proposes that the stockholders ratify this appointment. We expect that representatives of Friedman LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions.

As previously disclosed, on June 25, 2009, we dismissed Ernst & Young LLP as our independent registered public accounting firm, who were our independent registered public accounting firm for the fiscal year ended December 31, 2008. On June 25, 2009, Friedman LLP was engaged as our new independent registered accounting firm and audited our financial statements for the fiscal year ended December 31, 2009. The decision to engage Friedman LLP was approved by the Audit Committee of our Board of Directors.

During the last two fiscal years and through June 25, 2009, the Company has not consulted with Friedman LLP regarding (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion Friedman might render on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

None of Ernst & Young LLP’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2008, contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except for the explanatory paragraph regarding the change in the Company’s accounting for uncertain tax positions required by FASB Interpretation No. 48. During the two most recent fiscal years and through June 25, 2009, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in its reports on the financial statements for such years. During the two most recent fiscal years and through June 25, 2009, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees and All Other Fees

The following table sets forth the fees billed by our independent registered public accounting firm for each of our last two fiscal years for the categories of services indicated.

	Year Ended December 31,
Category	2009	2008
Audit Fees(1) — Friedman LLP	$201,828	—
Audit Fees(1) — Ernst & Young LLP	$72,000	$870,019
Audit Related Fees(2) — Friedman LLP	$—	—
Audit Related Fees(2) — Ernst & Young LLP	$—	—
Tax Fees(3) — Friedman LLP	$—	—
Tax Fees(3) — Ernst & Young LLP	$—	—
Audit Other Fees(4) — Friedman LLP	$—	—
Audit Other Fees(4) — Ernst & Young LLP	$—	—

(1)	Audit fees include fees for professional services rendered for the audit of our annual financial statements and review of our financial statements on a quarterly basis.
(2)	There were no fees billed in fiscal year 2009 or 2008 for professional services rendered by Ernst & Young LLP and in fiscal year 2009 by Friedman LLP for audit-related services.
(3)	There were no fees billed in fiscal year 2009 or 2008 for professional services rendered by Ernst & Young LLP and in fiscal year 2009 by Friedman LLP for tax services.

(4)	There were no fees billed in fiscal year 2009 or 2008 for professional services rendered by Ernst & Young LLP and in fiscal year 2009 by Friedman LLP for products and services that are not disclosed above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. These services may include audit services, audit-related services, tax services and other services. Each year, the Audit Committee approves the appointment of the independent registered public accounting firm to audit our financial statements, including the associated fee. Of the services described in the section of this Proxy Statement entitled “Audit Fees and All Other Fees,” 100% of such services were approved by the Audit Committee.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

In the event the stockholders do not ratify the appointment of Friedman LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Vote Required for the Ratification of Our Independent Registered Public Accounting Firm

Only stockholders of record of our common stock as of the record date are entitled to vote on this proposal. Proxies will be voted “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm (Proposal No. 2) unless contrary instructions are set forth in the enclosed proxy card. Provided that a quorum is present, the affirmative vote of a majority in voting power of the outstanding shares of common stock present or represented and voting on such matter is required to approve the ratification of our independent registered public accounting firm. Abstentions will be treated as votes against this proposal, and “broker non-votes” will have no effect on the results of this proposal.

Recommendation of our Board

Our Board recommends that stockholders vote “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 2).

OTHER MATTERS

Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder desires to have presented at the 2011 Annual Meeting of Stockholders concerning a proper subject for inclusion in the Proxy Statement and for consideration at the 2011 Annual Meeting, will be included in the Company’s Proxy Statement and related proxy card if it is received by the Company no later than January 10, 2011. However, if the date of the Annual Meeting has been changed by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before we print and mail our proxy materials. For stockholder proposals to be considered for presentation for the 2011 Annual Meeting of Stockholders although not required to be included in our proxy materials, the deadline is no earlier than February 24, 2011 and, generally, no later than March 26, 2011. If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2011 Annual Meeting of Stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

Other Annual Meeting Matters

Our Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the Annual Meeting, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote upon such matters in accordance with the recommendation of our Board.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

By Order of the Board of Directors,

CHRISTIE A. HILL
Secretary

Herndon, Virginia
April 30, 2010

Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2009 and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.arbinet.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Christie A. Hill, Secretary, Arbinet Corporation, 460 Herndon Parkway, Suite 150, Herndon, Virginia 20170. Exhibits will be provided upon written request and payment of an appropriate processing fee.

REVOCABLE PROXY
ARBINET CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Stockholders To Be Held On June 24, 2010 at 10:00 a.m., Eastern Time

1.

Proposal to elect the following persons, nominated by the Board of Directors, as Class III directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Nominees:	FOR	WITHHOLD
	(01) Randall Kaplan	☐	☐
	(02) Shawn F. O’Donnell	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Shawn F. O’Donnell and Christie A. Hill, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Arbinet Corporation, a Delaware corporation (the “Company”), which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on June 24, 2010, at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Annual Meeting.	2. Proposal to approve the ratification of the appointment of Friedman LLP as the Company’s registered public accounting firm for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To consider and act upon any other business as may properly come before the Annual Meeting or any postponements or adjournments of that meeting.
Your shares of the Company’s common stock will not be voted unless this proxy is signed and returned or the shares are voted in person at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL NOMINEES (PROPOSAL NO. 1), AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2).

Please be sure to date and sign this proxy in the box below Date

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the proposals set forth above. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Annual Meeting and at any postponements or adjournments thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope. This proxy is solicited by the Board of Directors of the Company.

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

ARBINET CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 24, 2010: The Company’s Proxy Statement and Annual Report to Stockholders for 2009 are available at http://arbinet.investorroom.com. These documents are also available by contacting the Company by email at IR@arbinet.com.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s Annual Report to Stockholders for 2009 and hereby revoke(s) any proxy or proxies heretofore given.

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.